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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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CROCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CROCS, INC.
7477 East Dry Creek Parkway
Niwot, Colorado 80503

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2015

To the Stockholders of Crocs, Inc.:

We will hold the 2015 Annual Meeting of Stockholders of Crocs, Inc. at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, on June 8, 2015 at 12:30 p.m. Mountain Time.

The meeting's purpose is to:

    1.
    elect two Class I directors;

    2.
    ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015;

    3.
    hold an advisory vote to approve the compensation of our named executive officers;

    4.
    approve the Crocs, Inc. 2015 Equity Incentive Plan; and

    5.
    consider any other matters that properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record of our common stock and Series A convertible preferred stock at the close of business on April 14, 2015 are entitled to receive notice of and to vote at the meeting.

A list of the stockholders entitled to vote at the meeting will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, 7477 East Dry Creek Parkway, Niwot, Colorado 80503.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials. Stockholders of record who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS,

Daniel P. Hart Executive Vice President, Chief Legal and Administrative Officer

Niwot, Colorado
April 24, 2015

2015 PROXY STATEMENT EXECUTIVE SUMMARY

This is a summary of the information contained in the proxy statement, but does not contain all of the information you should review and consider. You should read all of the information in this proxy statement before voting.

Business Highlights (page 24)

Business and financial highlights from 2014 include:

•
Commencement of a restructuring plan focused on increased profit generation resulting in the closure of over 100 retail locations
•
Consummation of a $200 million strategic investment from the Blackstone Group
•
Repurchase of approximately $150 million of our common stock
•
Appointment of Gregg S. Ribatt as our new Chief Executive Officer and Andrew Rees as our President

($ in millions, except per share amounts)	2014	2013	Change
Annual revenues	$1,198	$1,193	$5
Annual gross profit	$590	$623	$(33)
Annual gross margin	49.3%	52.3%	(298)	bps
Annual selling, general and administrative costs as a % of revenue	47.2%	46.0%	117	bps
Inventory as of December 31	$171	$162	$9
Cash and cash equivalents as of December 31	$268	$317	$(49)

Proposals and our Board's Voting Recommendations	Board Recommendation	Page
Election of Class I Directors (Proposal 1)
Ronald L. Frasch	FOR	5
Gregg S. Ribatt	FOR	5
Ratification of our independent auditor (Proposal 2)	FOR	48
Advisory vote to approve the compensation of our named executive officers (Proposal 3)	FOR	48
Approval of the Crocs, Inc. 2015 Equity Incentive Plan (Proposal 4)	FOR	49

i

Proposal 1—Election of Class I Directors (page 5)

Name	Age	Primary Occupation	Committee Memberships	Independent
Ronald L. Frasch (Lead Director)	66	Operating Officer, Castanea Partners	Audit Nominating and Governance (Chair)	Yes
Gregg S. Ribatt	47	Chief Executive Officer, Crocs, Inc.	None	No

The Board recommends a vote FOR each of the Class I directors listed above.

Proposal 2—Ratify Independent Auditors (page 48)

On March 5, 2015, the Audit Committee of our Board approved the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting.

The Board recommends a vote FOR the proposal for ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2015.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation (Advisory Say-on-Pay Vote) (page 48)

The objectives of our executive compensation program are to:

•

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company

•

Hold our executives accountable to stockholders

•

Motivate our executives to achieve our financial and strategic business objectives

• Align our executives' compensation with our stockholders' interests • Assure that our total compensation program aligns with good corporate governance and best practices

In order to further align the long-term interests of management with those of our stockholders and align our compensation program and corporate governance with best practices, we have established the governance and pay policies and practices highlighted below:

•

Majority independent Board

•

Fully independent Compensation Committee

•

Independent compensation consultant

•

No compensation policies and programs that give rise to excessive risks

•

Annual say-on-pay vote (receiving over 97% support in 2014)

•

Robust stock ownership guidelines for both executive officers and directors

•

Clawback of incentive-based compensation

•

Reasonable change in control protections

•

No excise tax gross-ups

•

Reasonable severance benefits

•

Limited executive perquisites and benefits

•

No hedging or pledging permitted

•

No repricings of stock options or stock appreciation rights

•

Majority vote director resignation policy

•

No single-trigger vesting of equity awards that are assumed in the event of a change in control

We strive to pay our executives based on performance. Over 75% of 2014 compensation reported for our named executive officers (excluding a sign-on bonus) employed by us at December 31, 2014 was in the form of performance-based bonuses or long-term equity awards:

At our annual meeting of stockholders in June 2014, we held our fourth advisory stockholder vote to approve the compensation of our named executive officers ("say-on-pay"). The compensation of our named executive officers reported in our 2014 proxy statement was approved by over 97% of the votes cast at the 2014 annual meeting, similar to the results at our 2013, 2012 and 2011 annual meetings.

The Board recommends a vote FOR the advisory vote to approve the compensation of the Company's named executive officers.

Proposal 4—Approval of the Crocs, Inc. 2015 Equity Incentive Plan (page 49)

We are asking stockholders to approve the Crocs, Inc. 2015 Equity Incentive Plan at the Annual Meeting, which the Board has adopted subject to stockholder approval, to continue making equity awards to directors, executives, and other employees and service providers. We believe that the effective use of equity incentive compensation has been and will continue to be integral to our success and aligns our compensation program with the interests of our stockholders. The plan also demonstrates our commitment to sound corporate governance practices. Highlights of the plan include:

•
Fungible share counting with full value awards counting as 1.79 shares
•
No recycling of shares or "liberal share counting" practices
•
No single-trigger vesting of equity awards that are assumed in the event of a change in control
•
No repricing of stock options without prior stockholder approval
•
No stock options with exercise prices below fair market value
•
Three-year average historical equity compensation utilization rate ("burn rate") of 3.59% which compares favorably to our peers and is lower than industry standards

The Board recommends a vote FOR the approval of the Crocs, Inc. 2015 Equity Incentive Plan.

Information about the 2015 Annual Meeting of Stockholders
Date:	Monday, June 8, 2015
Time:	12:30 p.m. Mountain Time
Place:	St. Julien Hotel, 900 Walnut Street, Boulder, Colorado
Record Date:	April 14, 2015
Voting:	Stockholders of our common stock and Series A convertible preferred stock are entitled to vote
How to Vote
Internet:	www.proxyvote.com
Phone:	1-800-690-6903
Mail:	Return your marked proxy card in the enclosed postage-paid envelope
In Person:	Attend the Annual Meeting on June 8, 2015

Internet and Telephone voting help reduce the impact on the environment and our costs in connection with the Annual Meeting. You may vote by internet or telephone 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 7, 2015. If you wish to revoke your proxy, see the information on page 4 of this proxy statement.

If you hold your shares in "street name" through a bank, broker or other holder of record, the record holder of your shares will send you voting instructions, which you must follow in order for your shares to be voted at the Annual Meeting. If you hold in street name and wish to attend the Annual Meeting, request a legal proxy from the record holder of your shares.

CROCS, INC.
7477 East Dry Creek Parkway
Niwot, Colorado 80503

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

GENERAL INFORMATION REGARDING ANNUAL MEETING

Why did I receive these proxy materials?

Crocs, Inc., a Delaware corporation (the "Company," "we," "us," or "our") is providing these proxy materials in connection with the solicitation by our Board of Directors (the "Board") of proxies to be voted at our 2015 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 8, 2015 at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado at 12:30 p.m. Mountain Time, or at any postponement or adjournment thereof. This proxy statement will first be made available to stockholders on or about April 24, 2015.

Under the rules of the Securities and Exchange Commission (the "SEC"), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. This proxy statement and our 2014 annual report to stockholders are available at www.proxyvote.com.

What is contained in this proxy statement?

This proxy statement relates to proposals to be voted on at our Annual Meeting, the process for voting, our Board of Directors and committees of our Board, information about the compensation of our directors and certain executive officers for the year ended December 31, 2014, as well as other important information. We encourage you to read this entire proxy statement prior to voting your shares.

Who is entitled to vote?

Stockholders of record of our common stock and our Series A convertible preferred stock (our "convertible preferred stock") at the close of business on April 14, 2015 are entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 77,043,551 shares of our common stock outstanding, for aggregate votes of 77,043,551 (or one vote per share), and there were 200,000 shares of our convertible preferred stock outstanding, for aggregate votes of 13,793,100 (or 68.9655 votes per share, which number is equal to the number of shares of common stock into which each such share of convertible preferred stock is convertible on the record date). Our common stock and convertible preferred stock will vote together as a single class, for aggregate votes of 90,836,651 on all matters at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors must be present in person or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present for purposes of determining a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked withhold with respect to the election of our Class I directors will be counted as present in determining whether there is a quorum.

What am I voting on?

We are asking for your vote on the following four proposals at the Annual Meeting:

  1.
  The election of two Class I directors to serve until the 2018 Annual Meeting of Stockholders.

  2.
  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

  3.
  An advisory vote to approve the compensation of our named executive officers.

  4.
  The approval of the Crocs, Inc. 2015 Equity Incentive Plan.

How do I vote?

Vote by Internet

If you are a stockholder of record, you may vote your proxy over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of our proxy materials, by following the instructions on the printed proxy card you received. Most beneficial stockholders ("street name" holders) may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting instructions.

Vote by Telephone

If you are a stockholder of record, you may vote your proxy by touch-tone telephone from within the U.S. by following the instructions on the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials, by following the instructions on the printed proxy card. Most beneficial stockholders ("street name" holders) may vote using any touch-tone telephone from within the U.S. by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Mail

If you are a stockholder of record, you may vote your proxy by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the postage-paid envelope that will accompany the printed proxy materials. Beneficial owners ("street name" holders) may vote by completing, signing and dating the voting instruction forms provided and mailing them in the postage-paid envelopes accompanying the voting instruction forms.

What if I don't provide voting instructions?

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by our Board. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, your broker, bank or other holder of record may not vote your uninstructed shares on any proposal other than Proposal 2.

Vote in Person at the Annual Meeting

All stockholders as of the close of business on April 14, 2015, the Record Date, can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

What vote is required for the proposals to pass?

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

    Proposal 1—Election of Directors.     The two Class I director nominees receiving the highest number of "for" votes cast in person or by proxy at the Annual Meeting will be elected as directors. Proxies marked withhold and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted. See "Corporate Governance—Majority Vote Director Resignation Policy" (below) regarding director nominees who receive a greater number of votes "withheld" from their election than votes "for" such election.

    Proposal 2—Ratification of Appointment of Deloitte & Touche LLP.     The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

    Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation.     The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal is required to approve the advisory resolution to approve the compensation of our named executive officers. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

    Proposal 4—Approval of the Crocs, Inc. 2015 Equity Incentive Plan.     The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the proposal is required to approve our 2015 Equity Incentive Plan. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

    Approval of all Other Proposals.     With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on such proposals will be the act of the stockholders. Abstentions will have the effect of voting against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

What are the Board's Recommendations?

Our Board of Directors' recommendation is set forth together with the description of each proposal. In summary, our Board of Directors recommends a vote:

  •
  FOR election of each of the Class I director nominees (Proposal 1);

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 (Proposal 2);

  •
  FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3); and

  •
  FOR the approval of the Crocs, Inc. 2015 Equity Incentive Plan (Proposal 4).

What if I don't provide voting instructions?

Whether or not you are able to personally attend the Annual Meeting, you are encouraged to vote your shares as instructed in the Notice of Internet Availability of Proxy Materials. Shares represented by properly executed methods, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the proxy. If no directions are specified, such proxies will be voted FOR each of the proposals described in this proxy statement and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. On routine matters, such as the ratification of the appointment of our independent registered public accounting firm, your broker will vote your shares for you at his or her discretion if you do not instruct your broker how to vote. For non-routine matters, which include all other matters to be voted upon at the Annual Meeting, your broker may not vote your shares without specific voting instructions from you.

Can I change my vote after I have voted?

Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) re-voting online at www.proxyvote.com or by telephone, (ii) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 7477 East Dry Creek Parkway, Niwot, Colorado 80503 or (iii) voting in person at the Annual Meeting.

Who pays for the solicitation of proxies for the Annual Meeting?

Our Board is soliciting the proxies for the Annual Meeting. We will bear the entire cost of this proxy solicitation. We have retained the services of Okapi Partners LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies. Okapi Partners may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Okapi Partners its customary fee, estimated to be approximately $20,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail or telephone by our directors, officers and other employees, who will receive no additional compensation for such services.

PROPOSAL 1—ELECTION OF DIRECTORS

Board Composition

Our Board currently consists of eight members divided into three classes, with each director elected to a three-year term. Class I consists of Ronald L. Frasch and Gregg S. Ribatt, whose terms will expire at the Annual Meeting. Class II consists of Ian Bickley, Peter A. Jacobi and Doreen A. Wright, whose terms will expire at the annual meeting to be held in 2016. Class III consists of Jason Giordano, Prakash A. Melwani and Thomas J. Smach, whose terms will expire at the at the annual meeting to be held in 2017. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until such director's earlier resignation or removal.

On January 27, 2014, we issued to Blackstone Capital Partners VI L.P. ("Blackstone") and certain of its permitted transferees (including Mr. Ribatt), an aggregate of 200,000 shares of our convertible preferred stock for an aggregate purchase price of $198 million, or $990 per share, pursuant to an Investment Agreement between us and Blackstone, dated December 28, 2013 (as amended, the "Investment Agreement"). The Investment Agreement grants Blackstone certain rights to designate directors to serve on the Board. For so long as Blackstone and its permitted transferees (i) beneficially own at least 95% of the convertible preferred stock or the as-converted common stock purchased pursuant to the Investment Agreement or (ii) maintain beneficial ownership of at least 12.5% of our outstanding common stock (the "Two-Director Threshold"), Blackstone will have the right to designate for nomination two directors to the Board. For so long as Blackstone and its permitted transferees beneficially own shares of convertible preferred stock or the as-converted common stock purchased pursuant to the Investment Agreement that represent less than the Two-Director Threshold but more than 25% of the number of shares of the as-converted common stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination one director to the Board. Messrs. Melwani and Giordano were designated by Blackstone for election to the Board and have been appointed to the Board, as Class III directors in accordance with the terms of the Investment Agreement. In 2014, Blackstone designated Mr. Ribatt for nomination to the Board but upon Mr. Ribatt's appointment as our Chief Executive Officer in January 2015, Blackstone nominated Mr. Giordano in place of Mr. Ribatt.

On April 14, 2015, Mr. Croghan resigned from the Board and the Board appointed Ian Bickley as a Class II director with a term expiring at the annual meeting to be held in 2016. Mr. Bickley was appointed to the Compensation Committee.

At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected, or such directors will be re-elected, and will serve from the time of election and qualification until the third annual meeting following their election or until their successors are duly elected and qualified. The current authorized number of directors is eight. The authorized number of directors may be changed by resolution of the Board, subject to the terms of the Investment Agreement and the certificate of designations of the convertible preferred stock. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board can be filled by resolution of the Board.

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Messrs. Frasch and Ribatt for re-election as Class I directors to serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders.

A stockholder cannot vote for more than two nominees. Each of the director nominees has consented to serve for a three-year term. We do not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or will not serve for any reason, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as the Board may recommend.

Class I Director Nominees

Ronald L. Frasch (Class I)	Mr. Frasch, age 66, has served as a member of the Board since October 2006 and as our Lead Director since November 2012. Since February 2014, Mr. Frasch has served as Operating Partner at Castanea Partners, a private equity firm. Since June 2014, Mr. Frasch has also served as a director of EVINE Live, Inc., a NASDAQ-listed digital commerce company. Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Incorporated, a NYSE-listed luxury fashion retailer, from February 2007 until the merger of Saks, Incorporated with Hudson's Bay Company in November 2013. From November 2004 until January 2007, he held the post of Vice Chairperson and Chief Merchant of Saks Fifth Avenue. From January 2004 to November 2004, he was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as Chairperson and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc.) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer and distributor of fine men's and women's clothing, sportswear and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA from 1994 to 1996.

Mr. Frasch has extensive executive expertise in the fashion retail industry, demonstrated by his recent position at Saks Fifth Avenue. Mr. Frasch's experience and insight into this industry is invaluable to the Board and management in understanding the consumer retail and fashion industry, including current buying trends by our wholesale customers.

Gregg S. Ribatt (Class I)	Mr. Ribatt, age 46, has served as a member of the Board since January 2014 and has served as our Chief Executive Officer since January 2015. From February 2014 to July 2014, Mr. Ribatt served as the interim Chief Executive Officer of Spanx Inc., one of the leading global shapewear, apparel and accessory companies. From January 2008 to January 2013, Mr. Ribatt was the President and Chief Executive Officer of the Performance + Lifestyle Group (formerly, The Stride Rite Corporation) of Collective Brands, Inc., a branded lifestyle footwear company. The Performance + Lifestyle Group included the Sperry Top-Sider, Saucony, Keds and Stride Rite brands. The Performance & Lifestyle Group was acquired by Wolverine Worldwide in October 2012. Before joining Collective Brands, Mr. Ribatt served as President and Chief Executive Officer of Stuart Weitzman Holdings LLC. Mr. Ribatt's prior experience also includes thirteen years with Bennett Footwear Group, where he was Executive Vice President & Chief Operating Officer. Bennett was a leading women's fashion footwear company, which included the Franco Sarto, Via Spiga, and Etienne Aigner brands. Mr. Ribatt holds a Bachelor of Arts from Wesleyan University and a Masters of Business Administration from The University of Chicago.

Mr. Ribatt's extensive experience in senior management roles at large branded footwear companies provides the Board and management with invaluable insights into the global footwear industry. In addition, Mr. Ribatt brings leadership experience and vast knowledge in global footwear brands and consumer retail operations.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Information About Continuing Directors

Class II Directors

Ian Bickley (Class II)	Mr. Bickley, age 51, has served as a member of the Board since April 2015. Mr. Bickley has served as President, International Group, of Coach, Inc. ("Coach"), a leading New York design house of modern luxury accessories and lifestyle collections, since August 2013. Prior to his current role as Coach's President, International Group, Mr. Bickley served as President, Coach International from February 2006 to August 2013, President and Chief Executive Officer, Coach Japan from August 2001 to January 2006, Vice President, Japan from 1997 to 2001 and other successively senior positions since joining Coach in May 1993.

Mr. Bickley brings more than 25 years of global retail and brand building experience to the Board. Since joining Coach in 1993, Mr. Bickley has been an important architect in the development and execution of its international businesses, both through direct retail, wholesale and distributor-run businesses. Mr. Bickley also oversees development of all new and emerging markets globally for the Coach brand. This experience provides the Board with significant expertise and perspective relating to global retail operations, emerging markets and branding.

Peter A. Jacobi (Class II)	Mr. Jacobi, age 71, has served as a member of the Board since October 2008. Mr. Jacobi was employed by Levi Strauss & Company ("Levi Strauss"), a jeans and casual wear manufacturer, from 1970 until his retirement in 1999. During his 29 years of tenure at Levi Strauss, Mr. Jacobi held various senior level positions, including President of the Men's Jeans Division, President of Global Sourcing, President of Levi Strauss International, and from 1996 until his retirement, President and Chief Operating Officer.

Mr. Jacobi has extensive executive experience in the apparel industry gained through his tenure at Levi Strauss. The apparel industry is similar and complementary to the footwear industry and Mr. Jacobi has provided us significant insights from this industry. In addition, Levi Strauss is an established international brand. Mr. Jacobi's experience with a global brand has helped us as we continue to build our brand internationally.

Doreen A. Wright (Class II)	Ms. Wright, age 58, has served as a member of the Board since June 2011 prior to which she served as Senior Vice President and Chief Information Officer of Campbell Soup Company from 2001 to 2008. Ms. Wright also served as Interim Chief of Human Resources for Campbell Soup Company in 2002. From 1999 to 2001, Ms. Wright served as Executive Vice President and Chief Information Officer for Nabisco Inc. Prior to that, from 1995 to 1998, Ms. Wright held the position of Senior Vice President, Operations & Systems, Prudential Investments, for Prudential Insurance Company of America, and held various positions with American Express Company, Bankers Trust Corporation and Merrill Lynch & Co. She also serves on the Board of the WhiteWave Foods Company, a U.S. and European organic and plant based food and beverage company. From 2009 to 2013, Ms. Wright served on the Board of Directors of Dean Foods Company, a leading food and beverage company. In addition, Ms. Wright served on the Board of Directors of Citadel Broadcasting Corporation from 2010 to 2011, where she chaired the Compensation Committee; The Oriental Trading Company from 2008 to 2011, where she served on the Audit and Compensation Committees; Yankee Candle Company from 2003 to 2007, where she served on the Compensation and Audit Committees; and Conseco, Inc. from 2007 to 2010, where she served on the Audit and Enterprise Risk Committee.

Ms. Wright brings more than 30 years of leadership experience in the financial services and consumer products industries, with emphasis in the area of information technology, operations, and human resources. Ms. Wright also has extensive experience as a public company director, including service on audit, compensation and corporate governance committees.

Class III Directors

Jason Giordano (Class III)	Mr. Giordano, age 36, is a Blackstone director designee and has served as a member of the Board since January 2015. Mr. Giordano is a Managing Director at Blackstone Group, L.P. Since joining Blackstone in 2006, Mr. Giordano has been involved in the execution of the firm's investments in Pinnacle Foods Inc., Polymer Group, Inc., and Acushnet Company (Titleist), and in analyzing investment opportunities across various industries, including Food and Beverage, Consumer Products, Chemicals, and Industrials. Before joining Blackstone, Mr. Giordano was an Associate at Bain Capital where he evaluated and executed global private equity investments in a wide range of industries. Prior to that, Mr. Giordano worked in investment banking at Goldman, Sachs & Co. focused on Communications, Media, and Entertainment clients. Mr. Giordano also serves on the Board of Directors of Pinnacle Foods Inc., HealthMarkets, Inc., Polymer Group, Inc. and Outerstuff Ltd.

Mr. Giordano's significant knowledge and diverse expertise in finance, business, and strategic investments provide a valuable perspective to the Board. Mr. Giordano also led the day-to-day management of Blackstone's investment in our company and, therefore, has extensive knowledge regarding our operations.

Thomas J. Smach (Class III)	Mr. Smach, age 54, has served as the Chairperson of the Board since June 2011, prior to which he was a member of the Board since April 2005. Mr. Smach is currently a co-founding partner of Riverwood Capital Management, a private equity firm. From January 2005 to June 2008, Mr. Smach served as the Chief Financial Officer of Flextronics International ("Flextronics"), a NASDAQ-listed electronics manufacturing services (EMS) provider. From April 2000 to December 2004, Mr. Smach served as Senior Vice President—Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000 ("The Dii Group"). Mr. Smach also served on the Board of Directors of Lighting Science Group Corporation from 2012 until February 2014. Mr. Smach is a certified public accountant.

Mr. Smach has extensive accounting and financial management experience having served as the chief financial officer of global public companies. In addition, Mr. Smach has significant experience with international manufacturing and business from his leadership positions at Riverwood Capital Management and Flextronics. This experience is useful as we continue to expand our international operations. Mr. Smach is also well versed in SEC compliance and risk oversight, which makes him particularly well suited to serve as the chairperson of the Audit Committee and as the Board's Chairperson.

Prakash A. Melwani (Class III)	Mr. Melwani, age 56, is a Blackstone director designee and has served as a member of the Board since January 2014. Mr. Melwani is a Senior Managing Director at Blackstone Group, L.P. and is based in New York. He is the Chief Investment Officer of the Private Equity Group and chairs each of its Investment Committees. Since joining Blackstone in 2003, Mr. Melwani has led Blackstone's investments in Kosmos Energy, Foundation Coal, Texas Genco, Ariel Re, Pinnacle Foods, RGIS Inventory Specialists and Performance Food Group. Before joining Blackstone, Mr. Melwani was a founding partner of Vestar Capital Partners and served as its Chief Investment Officer. Prior to that, he was with the management buyout group at The First Boston Corporation and with N.M. Rothschild & Sons in Hong Kong and London. Mr. Melwani received a First Class Honors degree in Economics from Cambridge University, England, and an MBA with High Distinction from the Harvard Business School, where he graduated as a Baker Scholar and a Loeb Rhodes Fellow. Mr. Melwani serves as a Director of Acushnet Company, Kosmos Energy, Performance Food Group, Pinnacle Foods, RGIS Inventory Specialists and Blackstone strategic partner, Patria.

Mr. Melwani's significant knowledge and expertise in finance, business, and strategic investments provide a valuable perspective to the Board. In addition, Mr. Melwani brings to the Board extensive leadership experience through his service on the boards of various companies, including other public companies in the consumer goods industry.

CORPORATE GOVERNANCE

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance, including our Corporate Governance Guidelines, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

Corporate Governance Guidelines

Since 2005, the Board has had in place a set of governance guidelines, the Crocs, Inc. Corporate Governance Guidelines, which are designed to assure the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to board composition and member selection, board independence, board meetings and involvement of senior management, management succession planning, board committees and the evaluation of senior management and the Board. The Board periodically reviews our Corporate Governance Guidelines and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of our Corporate Governance Guidelines is available on our website at www.crocs.com.

Majority Vote Director Resignation Policy

Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to offer his or her resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

Director Independence

NASDAQ listing standards require that the Board consist of a majority of independent directors. The Board has determined that all of the current non-management members of the Board (Messrs. Bickley, Frasch, Giordano, Jacobi, Melwani and Smach and Ms. Wright) are independent directors as defined by NASDAQ listing standards.

The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making its determination of Messrs. Melwani's and Giordano's independence, the Board considered Mr. Melwani's role as a Senior Managing Director and Mr. Giordano's role as Managing Director of the Blackstone Group. The Board also considered Mr. Smach's service as our Interim Chief Executive Officer during 2014.

The independent directors of the Board regularly hold executive sessions without members of management present.

Communicating with Directors

Stockholders who wish to communicate with the Board or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 7477 East Dry Creek Parkway, Niwot, Colorado 80503. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines requires the attention of the Board or such individual director. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

Board Leadership

The Board does not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has determined that an independent director serving as Chairperson is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations.

In addition, in November 2012, the Board named Mr. Frasch as its Lead Director. The Lead Director presides at all meetings of the Board at which the Chairperson is not present and performs other duties assigned to him by the Chairperson from time to time.

Risk Oversight

The full Board is actively involved in oversight of risks that could affect us. The Board implements its risk oversight function both as a whole and through delegation to its committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Audit Committee regularly interacts with our accounting and legal personnel, our Vice President of Internal Audit and our outside auditors in fulfillment of this oversight function. The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board's risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us. The Compensation Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including our compensation consultant, Towers Watson.

The Chief Legal and Administrative Officer serves as our chief compliance officer and chairs an inter-disciplinary Compliance Council which is charged with assessing and managing our legal and other compliance obligations on a global basis. The Chief Legal and Administrative Officer regularly reports to the Audit Committee, and the full Board as appropriate, regarding our legal and compliance obligations.

The Vice President of Internal Audit coordinates the day-to-day risk management process and reports directly to the Audit Committee and to the Chief Financial Officer. The Vice President of Internal Audit performs a risk assessment annually, and updates the Audit Committee at least quarterly regarding our risk analyses, assessments, risk mitigation strategies and activities. The Vice President of Finance Administration updates the Audit Committee at least annually, or more frequently as needed, regarding our directors and officers insurance coverage and on matters regarding certain financial risks.

Code of Business Conduct and Ethics and Committee Charters

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees, including our principal executive, financial and accounting officers. The Code of Business Conduct and Ethics is posted on our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics that apply to our directors and principal executive, financial and accounting officers by posting such information on our website. The Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter and Business Systems Steering Committee Charter are also available on our website at www.crocs.com. Any person may request a copy of the Code of Business Conduct and Ethics or committee charters free of charge by submitting a written request to: Corporate Secretary, Crocs, Inc., 7477 East Dry Creek Parkway, Niwot, Colorado 80503.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2014, the Board met six times, and all directors who served during 2014 attended 75% or more of the Board's meetings and the meetings of the Board committees on which they served, except for Mr. Jacobi who failed to attend 75% of the meetings due to medical issues. We encourage, but do not require, our directors to attend the annual meeting of stockholders. Messrs. Croghan, Frasch, Jacobi, and Smach and Ms. Wright attended our 2014 Annual Meeting of Stockholders.

Board Committees

The Board has the authority to appoint committees to perform certain management and administrative functions and has established the following committees.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Business Systems Committee

Thomas J. Smach*	✓**		✓

Ian Bickley		✓

Ronald L. Frasch+	✓		✓**

Jason Giordano

Peter A. Jacobi	✓			✓

Prakash A. Melwani		✓	✓

Gregg S. Ribatt

Doreen A. Wright		✓**		✓**

* Chairman of the Board

** Chairperson of the Committee

+ Lead Director

Audit Committee

The current members of the Audit Committee are Messrs. Smach (Chairperson), Frasch, and Jacobi. The Audit Committee met eight times in 2014. The functions of the Audit Committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications and independence of our independent auditors and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The purpose and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter can be found on our website at www.crocs.com.

All of the members of the Audit Committee are independent, as determined in accordance with NASDAQ listing standards applicable to Audit Committee members and relevant federal securities laws and regulations. The Board has determined that Mr. Smach qualifies as an "audit committee financial expert" as defined by the applicable regulations of the SEC.

Compensation Committee

The current members of the Compensation Committee are Ms. Wright (Chairperson), Messrs. Bickley and Melwani. The Compensation Committee met six times in 2014. The Compensation Committee has overall responsibility for defining, articulating, evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee is also responsible for approving our Compensation Discussion and Analysis for inclusion in this proxy statement. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter, which can be found on our website at www.crocs.com. All of the members of the Compensation Committee are independent, as determined in accordance with NASDAQ listing standards applicable to Compensation Committee members and relevant federal securities laws and regulations.

Pursuant to its charter, the Compensation Committee has the authority to, among other things: (i) establish, monitor and approve our overall compensation and benefits strategy and philosophy; (ii) review and approve annually corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and to approve the Chief Executive Officer's compensation; (iii) oversee management's decisions concerning the performance and compensation of other executive officers; (iv) oversee the compensation and benefits structure for our employees generally; (v) review and make recommendations to the Board with respect to the establishment of any new incentive compensation and equity-based plans; (vi) supervise the administration of our equity-based incentive plans, including the authorization of equity grants under such plans; (vii) review and recommend to the Board the terms of written employment agreements, post-employment consulting agreements and severance arrangements for executive officers; (viii) assist the Board in developing and evaluating potential candidates for executive officer positions and oversee the development of succession plans for executive officers; (ix) review and recommend to the Board compensation to be paid to our outside directors; and (x) review and evaluate the relationship between our incentive compensation arrangements and our corporate strategy and risk management policies and practices.

The Compensation Committee sets the Chief Executive Officer's compensation. The Compensation Committee also reviews the recommendations of the Chief Executive Officer with respect to compensation of the other named executive officers and, after reviewing such recommendations, sets the compensation of the other named executive officers. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive's performance against established goals, leadership ability and responsibilities, and current compensation arrangements. When evaluating total compensation for each of our executive officers, the Compensation Committee reviews the executive officer's current compensation, including equity- and non-equity-based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for executive officers and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances. See "Risk Oversight" (above) for the Compensation Committee's evaluation of our compensation program risk.

In 2014, the Compensation Committee engaged an outside independent compensation consultant, Towers Watson, to provide an evaluation of the 2014 executive bonus plan, long-term incentives and other executive compensation matters. Please see "Compensation Discussion and Analysis" below for further description of the role of the Compensation Committee. Towers Watson does not provide any services to management and had no prior relationship with management prior to the engagement. Prior to engaging Towers Watson, the Compensation Committee considered the independence of Towers Watson in accordance with the terms of the Compensation Committee Charter. The Compensation Committee determined that Towers Watson was independent and did not identify any conflicts of interest.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Messrs. Frasch (Chairperson), Melwani, and Smach. The Nominating and Governance Committee met three times in 2014. The Nominating and Governance Committee assists the Board in promoting our best interests and that of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Governance Committee identifies individuals qualified to become board members and recommends to the Board the director nominees for election at each annual meeting of stockholders. It also reviews the qualifications and independence of the members of the Board and its various committees and makes any recommendations the

Nominating and Governance Committee members may deem appropriate concerning any changes in the composition of the Board and its committees. The Nominating and Governance Committee also recommends to the Board the corporate governance guidelines and standards regarding the independence of outside directors applicable to us and reviews the provisions of the Nominating and Governance Committee Charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any applicable legal or regulatory requirements and the NASDAQ listing standards. The Nominating and Governance Committee also monitors and leads the Board in its annual review of the Board's performance.

The purpose and responsibilities of our Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter. The Nominating and Governance Committee Charter can be found on our website at www.crocs.com. All of the members of the Nominating and Governance Committee are independent, as determined in accordance with the NASDAQ listing standards.

Director Nomination Process and Director Qualifications

Except with respect to director nominees designated by Blackstone pursuant to the Investment Agreement, as described above, the Nominating and Governance Committee's process for identifying potential director candidates and the factors considered by the Nominating and Governance Committee in evaluating potential candidates are described below. In identifying potential director candidates, the Nominating and Governance Committee relies on recommendations from a number of sources, including current directors and officers. The Nominating and Governance Committee may also hire outside consultants, search firms or other advisors to assist in identifying director candidates. The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to the Nominating and Governance Committee in accordance with the procedures set forth under "Stockholder Proposals and Nominations for 2016 Annual Meeting."

In evaluating a candidate for director, our Nominating and Governance Committee considers, among other things, the candidate's judgment, knowledge, integrity, diversity, expertise and business and industry experience, and other expertise, which are likely to enhance the Board's ability to govern our affairs and business. We do not have a separate policy regarding consideration of diversity in identifying director nominees but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business. The Nominating and Governance Committee also takes into account independence requirements imposed by law or regulations (including the NASDAQ listing standards). In the case of director candidates recommended by stockholders, the Nominating and Governance Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

Business Systems Committee

The current members of the Business Systems Committee are Ms. Wright (Chairperson) and Mr. Jacobi along with Mike O'Hair, Senior Operating Advisor to Blackstone. The Business Systems Committee met seven times in 2014. The Business Systems Committee oversees major information technology ("IT") related strategies, projects and technology architecture decisions. The Business Systems Committee also monitors whether our IT programs effectively support our business objectives and strategies and reports to the Board on IT related matters. The Business Systems Committee is also tasked with evaluating our significant IT strategies. The purpose and responsibilities of the Business Systems Committee are set forth in its charter, which can be found on our website at www.crocs.com.

Search Committee

Pursuant to the terms of the Investment Agreement, the Board formed a special search committee (the "Search Committee") and granted to the Search Committee the sole power and authority to identify, consider, assess, evaluate, research, and recommend individual nominees for the position of Chief Executive Officer to replace Mr. McCarvel. Any recommendation from the Search Committee with respect to a Chief Executive Officer nominee required the unanimous consent of the members of the Search Committee, and the Board was not permitted to appoint a new Chief Executive Officer without the recommendation of the Search Committee. The Search Committee recommended Mr. Ribatt as the Company's Chief Executive Officer and such recommendation was approved by the full Board. Messrs. Smach, Frasch, Jacobi, and Melwani served as members of the Search Committee during 2014. The Search Committee was disbanded upon the appointment of Mr. Ribatt as our Chief Executive Officer.

EXECUTIVE OFFICERS

Our executive officers as of March 31, 2015 include the following individuals:

Name	Age	Position(s)
Gregg S. Ribatt	46	Chief Executive Officer
Andrew Rees	48	President
Daniel P. Hart	56	Executive Vice President, Chief Legal and Administrative Officer
Jeffrey J. Lasher	51	Senior Vice President-Finance, Chief Financial Officer
Scott E. Crutchfield	53	Chief Operating Officer

Mr. Ribatt's biographical information is disclosed above under "Election of Directors."

Andrew Rees has served as our President and Interim Principal Executive Officer from June 2014 and through January 28, 2015, and since such time he has served as our President. Prior to joining us, Mr. Rees served as Managing Director of L.E.K. Consulting in Boston where he founded and led the firm's Retail and Consumer Products Practice for 13 years. While at L.E.K. Consulting, Mr. Rees served as a consultant for us from 2013 to 2014, supporting the development and execution of our strategic growth plan. Previously, Mr. Rees served as Vice President of both Strategic Planning and Retail Operations for Reebok International, a global footwear and apparel company. He also held a variety of positions at Laura Ashley, a fashion and home furnishings brand.

Daniel P. Hart has served as our Executive Vice President, Chief Legal and Administrative Officer since January 2010. From June 2009 through December 2009, he served as our Executive Vice President of Administration and Corporate Development. Prior to joining us, Mr. Hart was employed by Océ North America, a digital printing and document management division of Océ, N.V., a manufacturing and engineering company publicly traded on the Euronext Amsterdam stock exchange, where he served as Senior Vice President and General Counsel from 2006 to 2009. From 2004 to 2006, Mr. Hart served as Senior Vice President—General Counsel and Human Resources for Invensys Controls, a global manufacturing and engineering operation within Invensys plc, a public U.K. conglomerate. From 2002 to 2004, Mr. Hart served as Chief Staff Officer for the Development Division of Invensys, a large portfolio of disposal companies within Invensys plc. Previously, Mr. Hart's experience included service in senior legal positions at Dictaphone Corporation and Brooke Group Ltd. and private legal practice in New York City.

Jeffrey J. Lasher has served as our Senior Vice President-Finance and Chief Financial Officer since April 2011. From January 2011 to March 2011, Mr. Lasher served as our principal accounting officer and interim principal financial officer. From June 2009 to January 2011, he served as our Corporate Controller and Chief Accounting Officer. Prior to joining us, Mr. Lasher was a Senior Consultant for Connelly Consulting, a privately-held financial services company, from October 2008 to June 2009. From December 2005 to September 2008, he was the Vice President—Corporate Controller for

Corporate Express Inc., a publicly-held business supplies and equipment company. Mr. Lasher was also the Vice President—Finance of AutoNation, Inc., a publicly-held automotive retail company, from December 2000 to December 2005.

Scott E. Crutchfield has served as our Chief Operating Officer since September 2012 and was our Senior Vice President of World Wide Operations from May 2010 to September 2012. From February 2006 to May 2010, he served as our Vice President for Worldwide Operations. Prior to joining us, he served as Senior Director, U.S. and South America Operations for Jabil Circuit, a publicly-held design and manufacturing company from May 2004 to January 2006. Mr. Crutchfield was also Vice President, General Manager Central/Eastern U.S. and South America for Flextronics from March 2000 to April 2004. Previously, Mr. Crutchfield also held senior leadership positions at Dovatron International, a subsidiary of the Dii Group, and at Square D, a subsidiary of Schneider Electric. Mr. Crutchfield served as the Chairman of the Board of Directors of Biostem U.S. Corporation, a hair transplant and regrowth technology company, until July 2013.

BENEFICIAL OWNERSHIP OF OUR SECURITIES

Ownership by Our Directors, Executive Officers and Greater than 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock and convertible preferred stock as of March 31, 2015 by:

  •
  each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding common stock or convertible preferred stock;

  •
  each current director or nominee;

  •
  each of the named executive officers listed in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing a person's percentage ownership of common stock, (a) shares of common stock subject to options or restricted stock units held by that person that are currently exercisable, or exercisable (or, in the case of restricted stock units, scheduled to vest and settle) within 60 days after March 31, 2015, and (b) shares of common stock into which shares of convertible preferred stock are convertible, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage ownership is based on 77,222,053 shares of our common stock and 200,000 shares of our convertible preferred stock outstanding on March 31, 2015. Unless otherwise indicated below, the address for each director and named executive officer listed below is in care of Crocs, Inc., 7477 East Dry Creek Parkway, Niwot, Colorado 80503.

	Common Stock		Series A Convertible Preferred Stock
Name of Beneficial Owner	Shares	Percent	Shares	Percent
5% Stockholders:
Blackstone Capital Partners VI L.P.(1)	2,479	*	200,000	100%
Blackrock, Inc.(2)	7,237,938	9.37%	—	—
The Vanguard Group, Inc.(3)	5,467,369	7.08%	—	—
Point72 Asset Management, L.P. and affiliates(4)	5,370,555	6.95%	—	—
AllianceBernstein L.P.(5)	4,664,046	6.04%	—	—
Granahan Investment Management, Inc.(6)	4,224,100	5.47%

	Common Stock		Series A Convertible Preferred Stock
Name of Beneficial Owner	Shares	Percent	Shares	Percent
Directors:
Peter A. Jacobi(7)	73,428	*	—	—
Thomas J. Smach(8)	163,615	*	—	—
Ian Bickley	—	*	—	—
Prakash A. Melwani	—	*	—	—
Ronald L. Frasch	64,018	*	—	—
Jason Giordano	—
Doreen A. Wright(9)	22,655	*	—	—
Officers:
Gregg S. Ribatt(10)	29,128	*	1,000	*
Andrew Rees	25,000	*	—	—
Daniel P. Hart(11)	161,574	*	—	—
Jeffrey J. Lasher(12)	106,493	*	—	—
Scott E. Crutchfield(13)	139,690	*	—	—
All current directors and executive officers as a group (12 persons)(14)	785,601	1.01%	1,000	*

*
Less than 1%

(1)
Reflects 198,503 shares of convertible preferred stock directly held by Blackstone Capital Partners VI L.P. ("BCP VI") and 497 shares of convertible preferred stock directly held by Blackstone Family Investment Partnership VI-ESC L.P., and 2,479 shares of common stock directly held by Blackstone Management Partners L.L.C., an indirect subsidiary of The Blackstone Group L.P. Also reflects 1,000 shares of convertible preferred stock held directly by Mr. Ribatt that BCP VI may be deemed to beneficially own pursuant to an Assignment and Assumption Agreement between Gregg S. Ribatt and BCP VI.

  Blackstone Management Associates VI L.L.C. is the general partner of BCP VI. BMA VI L.L.C. is the sole member of Blackstone Management Associates VI L.L.C. Blackstone Holdings III L.P. is the managing member of BMA VI L.L.C. BCP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-ESC L.P. Blackstone Holdings III L.P. is the managing member of BCP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group L.P. is the sole member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent of each of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by BCP VI, Blackstone Family Investment Partnership VI-ESC L.P. and Blackstone Management Partners L.L.C. to the extent directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 22, 2015. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10022.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2015. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on a Schedule 13G/A filed with the SEC on January 8, 2015. The address of the principal business office for (i) Point72 Asset Management, L.P., Point72 Capital Advisors Inc., Rubric Capital Management, LLC and Steven A. Cohen is 72 Cummings Point Road, Stamford CT 06902; and (ii) Cubist Systematic Strategies, LLC is 330 Madison Avenue, New York, NY 10173; and (iii) EverPoint Asset Management, LLC is 510 Madison Avenue, New York, NY 10022.

(5)
Based solely on a Schedule 13G filed with the SEC on February 12, 2015. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(6)
Based solely on a Schedule 13G filed with the SEC on February 12, 2015. The address for Granahan Investment Management, Inc. is 404 Wyman Street, Suite 460, Waltham, MA 02451.

(7)
Shares beneficially owned include 72,264 shares held in trust by Peter A Jacobi & Mary Louise Jacobi Living Trust.

(8)
Shares beneficially owned include (i) 40,000 shares subject to options exercisable within 60 days of March 31, 2015; (ii) 60,310 Restricted Stock Units that become immediately vested upon the earlier of Mr. Smach's separation of service from the Board or upon a change in control; and (iii) 24,400 shares held as custodian for Mr. Smach's two children under the New York Uniform Gifts to Minors Act. Mr. Smach exercises voting and investment power over the shares.

(9)
Includes 12,688 Restricted Stock Units that become immediately vested upon the earlier of Ms. Wright's separation of service from the Board or upon a change in control.

(10)
Includes 1,000 shares of convertible preferred stock held directly by Mr. Ribatt that BCP VI may be deemed to beneficially own pursuant to an Assignment and Assumption Agreement between Mr. Ribatt and BCP VI.

(11)
Shares beneficially owned include 70,831 shares subject to options exercisable within 60 days of March 31, 2015.

(12)
Shares beneficially owned include 58,000 shares subject to options exercisable within 60 days of March 31, 2015.

(13)
Shares beneficially owned include 56,548 shares subject to options exercisable within 60 days of March 31, 2015.

(14)
Shares beneficially owned include 40,000 shares of common stock subject to options issued to directors and 185,379 shares of common stock subject to options issued to named executive officers that are exercisable or issuable within 60 days of March 31, 2015.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain of our officers and directors that no other reports were required, we believe that all required reports of our officers, directors and greater than ten percent stockholders under Section 16(a) were timely filed during the year ended December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Investment Agreement with Blackstone

On January 27, 2014, we issued to Blackstone and certain of its permitted transferees (together with Blackstone, the "Blackstone Purchasers"), 200,000 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $198 million, or $990 per share, pursuant to the Investment Agreement. In connection with the issuance of the convertible preferred stock (the "Closing") and pursuant to the Investment Agreement, we paid Blackstone a closing fee of $2 million and reimbursed Blackstone's transaction fees and expenses of approximately $4 million. As of March 31, 2015, the Blackstone Purchasers collectively owned all of our outstanding shares of convertible preferred stock and, on an as-converted basis, approximately 15.2% of our outstanding common stock. Mr. Ribatt was a permitted transferee of Blackstone and purchased 1,000 shares of our Series A Convertible Preferred Stock.

As discussed above under "Proposal 1—Election of Directors," the Investment Agreement grants Blackstone certain rights to designate directors to serve on our Board. For so long as the Blackstone Purchasers (i) beneficially own at least 95% of our convertible preferred stock or the as-converted common stock purchased pursuant to the Investment Agreement or (ii) maintain beneficial ownership of at least 12.5% of the our outstanding common stock (the "Two-Director Threshold"), Blackstone will have the right to designate for nomination two directors to our Board. For so long as the Blackstone Purchasers beneficially own shares of our convertible preferred stock or the as-converted common stock purchased pursuant to the Investment Agreement that represent less than the Two-Director Threshold but more than 25% of the number of shares of the as-converted common stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination one director to our Board. The directors designated by Blackstone are entitled to serve on Board committees, subject to applicable law and stock exchange rules. Blackstone designated Messrs. Melwani and Giordano for nomination to our Board and had previously nominated Mr. Ribatt.

Pursuant to the Investment Agreement, Blackstone is subject to certain standstill restrictions which restrict Blackstone from acquiring more than 25% of our outstanding common stock until the date on which Blackstone is no longer entitled to designate any directors to our Board. In addition, subject to certain customary exceptions, Blackstone is restricted from transferring any shares of the convertible preferred stock until the second anniversary of the Closing and, for so long as any convertible preferred stock is outstanding, may not transfer any shares of convertible preferred stock to certain of our competitors (as defined in the Investment Agreement) or holders of 25% or more of our common stock. Blackstone also has certain preemptive rights and information rights under the Investment Agreement, which are subject to certain conditions.

Certificate of Designations

Pursuant to the Certificate of Designations of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on January 24, 2014, which establishes the designations, preferences, and other rights of the convertible preferred stock:

  •
  The convertible preferred stock ranks senior to our common stock with respect to dividend rights and rights on liquidation, winding-up and dissolution;

  •
  The Blackstone Purchasers are entitled to cumulative dividends payable quarterly in cash at a rate of 6% per annum of the stated value of $1,000 per share;

  •
  If we fail to make timely dividend payments to the holders of our convertible preferred stock, the dividend rate will increase to 8% per annum until such time as all accrued but unpaid dividends have been paid in full;

  •
  The Blackstone Purchasers are entitled to receive any dividends declared or paid on our common stock and are entitled to vote together with the holders of our common stock as a single class, in each case, on an as-converted basis;

  •
  The Blackstone Purchasers have certain limited special approval rights, including with respect to the issuance by us of pari passu or senior equity securities;

  •
  The Blackstone Purchasers may, at any time, require us to convert their shares of convertible preferred stock into shares of common stock at an implied conversion price of $14.50 per share, subject to certain adjustments;

  •
  At our election, all or a portion of the convertible preferred stock will be convertible into the relevant number of shares of common stock on or after the third anniversary of the Closing, if the closing price of the common stock equals or exceeds $29.00 for 20 consecutive trading days;

  •
  The conversion rate is subject to customary anti-dilution and other adjustments subject to certain share caps and other restrictions;

  •
  At any time after the eighth anniversary of the Closing, we will have the right to redeem, and the Blackstone Purchasers will have the right to require us to repurchase, all or any portion of the convertible preferred stock at 100% of the stated value, plus all accrued but unpaid dividends; and

  •
  Upon certain change in control events involving us, the Blackstone Purchasers can require us to repurchase their shares of convertible preferred stock at 101% of the stated value plus all accrued but unpaid dividends.

Registration Rights Agreement

In connection with the Closing, we and the Blackstone Purchasers entered into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which we have agreed to provide to the Blackstone Purchasers certain customary demand and piggyback registration rights in respect of the shares of convertible preferred stock and any shares of common stock issued upon conversion of the convertible preferred stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

Policy on Transactions with Related Persons

Our Code of Business Conduct and Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned's immediate family members (each, a "related person"), have a material interest be approved or ratified by the Audit Committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board's annual director independence review, and our Code of Business Conduct and Ethics permits the full Board to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties. The full Board approved each of the transactions disclosed above.

Director and Officer Indemnification

We have entered into agreements to indemnify certain directors and executive officers in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DIRECTOR COMPENSATION

Structure of Compensation Program.    Non-employee directors are compensated with a combination of an annual Board retainer and retainers for serving on committees, paid in cash or restricted stock at the director's election, and annual equity grants. Directors who are employees of the Company are not eligible to receive this compensation. Directors do not receive additional fees for attendance at meetings. The following describes amounts payable to our non-employee directors under our director compensation program. Non-employee directors designated by Blackstone under the Investment Agreement are entitled to receive the standard compensation for non-employee directors; however, such compensation may be paid to Blackstone or its designee, pursuant to the terms of the Investment Agreement.

Philosophy/Approach.    The Compensation Committee periodically reviews market director compensation levels using data from peer organizations supplied by Towers Watson, the Compensation Committee's independent compensation consultant. Changes to director compensation levels or program structure are presented to the full Board for approval. While the program is not targeted to any specific market percentile or position, the overall philosophy is to ensure that overall compensation levels are competitive and appropriate given relevant market practice.

Retainer.    The Chairman of the Board receives an annual retainer of $150,000 and the Lead Director receives $130,000. The other non-employee directors receive an annual retainer of $100,000. Directors who serve as chairpersons of Board committees receive additional committee retainers, as follows: Audit Committee $50,000; Compensation Committee $30,000; Nominating and Governance Committee $10,000; and the Business Systems Committee $35,000. Directors who serve as non-chair members of Board committees receive additional annual committee retainers for committee service, as follows: Audit Committee $20,000; Compensation Committee $20,000; Nominating and Governance Committee $5,000; and Business Systems Committee $20,000. These annual retainers are denominated in cash and payable in quarterly installments unless the director elects to be paid in shares of restricted stock or a combination of cash and restricted stock. The number of shares of restricted stock is determined based on the fair market value of our common stock on the date the retainer is payable. The restricted stock vests in four successive quarterly installments from the issuance date. During 2014, Ms. Wright and Messrs. Croghan, Melwani, Ribatt and Smach elected to receive their annual retainers in cash. Messrs. Frasch and Jacobi elected to receive their annual retainers in a combination of stock and cash.

Equity Awards.    Directors receive annual equity awards for Board service consisting of a grant of $150,000 in value of our common stock for the Chairman of the Board and a grant of $100,000 in value of our common stock for each of our other non-employee directors. Rather than this common stock grant, directors can elect to receive restricted stock units that vest upon their cessation of service on the Board. The number of shares of common stock was determined based on the fair market value of our common stock on the date of grant. The annual equity compensation for the Chairman of the Board also consists of an option to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the shares on the date of grant. This option vests and becomes exercisable in four equal installments on the respective dates of each of the four annual meetings of stockholders following the year of grant. Mr. Smach and Ms. Wright elected to defer the vesting of such restricted stock units until cessation of service on the Board.

Special Payments and Awards.    During 2014, in connection with their resignation from the Board in order for us to comply with the director nomination rights we granted to Blackstone under the Investment Agreement, Messrs. Cannon and Margolis were awarded special cash payments in recognition of their prior contributions to the Board and their extra efforts and cooperation in connection with the Blackstone transaction. In addition, Messrs. Smach and Frasch were awarded special common stock grants of 11,279 and 3,760 shares, respectively, in connection with their efforts in leading the Board during the exploration and negotiation of the Blackstone transaction.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

The table below summarizes the total compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
W. Stephen Cannon(2)	$295,000	$—	$—	$295,000
Raymond D. Croghan	70,000	100,001	—	170,001
Ronald L. Frasch	78,750	235,684	—	314,434
Peter A. Jacobi	85,000	169,997	—	254,997
Jeffrey H. Margolis(2)	200,000	—	—	200,000
Prakash A. Melwani	208,390	36,714	—	245,104
Gregg S. Ribatt	88,125	136,715	—	224,840
Thomas J. Smach	205,000	317,036	59,154	581,190
Doreen A. Wright	163,083	100,001	—	263,084

(1)
Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ("FASB") Accounting Standards Codification ("ASC") Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in to calculate these values are included in Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Messrs. Cannon and Margolis resigned from the Board effective January 27, 2014.

As of December 31, 2014, each non-employee director who served during 2014 had the following number of stock options and unvested shares of restricted stock outstanding:

	Options Outstanding at December 31, 2014	Unvested Restricted Stock Awards Outstanding at December 31, 2014
W. Stephen Cannon	—	—
Raymond D. Croghan	—	—
Ronald L. Frasch	—	2,660
Peter A. Jacobi	—	2,328
Jeffrey H. Margolis	—	—
Prakash A. Melwani	—	—
Gregg S. Ribatt	—	—
Thomas J. Smach	90,000	60,310
Doreen A. Wright	—	12,688

Director Ownership Guidelines

In June 2013, we modified the stock ownership guidelines for our directors. The current guidelines require that each of our directors own shares of our common stock in an amount equal in value to a specified multiple (5x for the Chairman of the Board and 3x for all other directors) of such director's annual cash retainer for Board service (not including any retainers for service on Board committees), to be achieved by the fifth anniversary of (i) the adoption of the modified guidelines (for our existing directors) or (ii) the date of appointment for new directors. As affiliates of Blackstone, Messrs. Melwani and Giordano are not subject to the stock ownership guidelines. Currently, all but two of our other current directors meet the guidelines and such directors are still within the five-year phase-in period for compliance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have prepared the following Compensation Discussion and Analysis to provide information that we believe is necessary to understand our executive compensation policies and decisions as they related to the compensation for fiscal 2014 of our named executive officers. We also describe actions regarding compensation taken after fiscal 2014 when it enhances the understanding of our executive compensation program.

The following "named executive officers" whose compensation information is presented in the tables and discussed in this report include:

  •
  Andrew Rees, President and former Interim Principal Executive Officer
  •
  Jeffrey J. Lasher, Senior Vice President-Finance and Chief Financial Officer
  •
  Daniel P. Hart, Executive Vice President, Chief Legal and Administrative Officer
  •
  Scott E. Crutchfield, Chief Operating Officer
  •
  John P. McCarvel, former Chief Executive Officer and President
  •
  Thomas J. Smach, former Interim Chief Executive Officer

Mr. McCarvel resigned from his position as President, Chief Executive Officer and director effective on April 30, 2014. Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 through June 9, 2014. Mr. Rees served as our President and Interim Principal Executive Officer effective June 9, 2014. Effective January 28, 2015, Gregg Ribatt commenced service as our Chief Executive Officer.

No 2014 compensation decisions were made for Mr. McCarvel because he announced his resignation during 2013. Mr. Smach, the Chairman of our Board, did not receive any additional compensation for his service as Interim Chief Executive Officer. The compensation to Mr. Smach for service as our Chairman is set forth under "Director Compensation" above.

In this report we refer to Messrs. Rees, Lasher, Hart and Crutchfield as our continuing named executive officers.

Executive Summary

This Executive Summary includes:

  •
  Company 2014 Financial and Strategic Highlights
  •
  Executive Compensation Objectives
  •
  Summary of Executive Compensation Elements, Practices and Policies
  •
  Key Compensation Committee Actions in 2014

Company 2014 Financial and Strategic Highlights

In evaluating our overall executive compensation program and decisions, including payouts under the 2014 programs and potential changes in plan designs for the company's 2015 program, the Compensation Committee (the "Committee") considered a number of factors, including the strategic and financial performance and position of our company in 2014. Key accomplishments considered by the Committee in its decision making process during 2014 included:

  •
  During 2014, we grew revenue while implementing strategic plans for long-term improvement and growth of the business
  •
  Commencement of a restructuring plan focused on increased profit generation resulting in the closure of over 100 retail locations
  •
  Consummation of a $200 million strategic investment from the Blackstone Group
  •
  Repurchase of approximately $150 million of our common stock
  •
  Appointment of Gregg S. Ribatt as our new Chief Executive Officer and Andrew Rees as our President

The following chart provides additional detail regarding our Long-Term Strategic Plan, and the specific 2014 strategic actions taken to achieve that plan:

Long-Term Strategic Plan:	2014 Strategic Actions Taken:
(1) Streamline our global product and marketing portfolio	• Closed on a $200 million strategic investment from Blackstone
(2) Reduce direct investment in smaller geographic markets	• Reduced our workforce and cost structure
(3) Create a more efficient organizational structure including reducing duplicative and excess overhead which will also enhance the decision making process	• Applied approximately $150 million of the proceeds from such transaction to repurchase an aggregate of 10.6 million shares of our common stock
(4) Close or convert approximately 75 to 100 Crocs branded retail stores around the world	• Strengthened our management team, including through the additions of Andrew Rees as President in 2014 and Gregg Ribatt as Chief Executive Officer in 2015
• Closed 104 stores

As additional context for the Committee decisions regarding executive compensation, the following table highlights the year-over-year comparison of some of our key financial results.

($ in millions, except per share amounts)	2014	2013	Change
Annual revenues*	$1,198	$1,193	$5
Annual gross profit	$590	$623	$(33)
Annual gross margin	49.3%	52.3%	(298)	bps
Annual selling, general and administrative costs as a % of revenue	47.2%	46.0%	117	bps
Diluted earnings per share*	$(0.22)	$0.12	$(0.34)
Inventory as of December 31*	$171	$162	$9
Cash and cash equivalents as of December 31	$268	$317	$(49)

*
Indicates metrics that were specified as performance measures in our 2014 incentive plans.

Executive Compensation Objectives

The objectives of our executive compensation program are to:

  •
  Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company;
  •
  Hold our executives accountable to stockholders;
  •
  Motivate our executives to achieve our financial and strategic business objectives by paying them for performance;
  •
  Align our executives' compensation with our stockholders' interests; and
  •
  Assure that our total compensation program aligns with good corporate governance and best practices.

At our annual meeting of stockholders in June 2014, we held our fourth advisory stockholder vote to approve the compensation of our named executive officers ("say-on-pay"). The compensation of our named executive officers reported in our 2014 proxy statement was approved by over 97% of the votes cast at the 2014 annual meeting, similar to the results at our 2013, 2012 and 2011 annual meetings. The Committee believes this affirms our stockholders' support of our approach to executive compensation, and the Committee did not change its approach in 2014. The Committee has considered and will continue to consider the outcome of our say-on-pay votes when reviewing the objectives of our program and making future compensation decisions for the named executive officers.

Summary of Executive Compensation Elements, Practices and Policies

Our executive compensation objectives and principles are implemented through the use of the following principal elements of compensation:

  •
  Base salary;
  •
  Annual cash incentive awards;
  •
  Long-term incentives (in the form of equity awards); and
  •
  Limited executive benefits and perquisites.

Information on the key elements of our executive compensation program are summarized below:

Compensation Elements	Objective	Characteristics

Base Salary	• Compensates executives for their level of experience, responsibility and individual performance • Helps attract and retain talent	• Fixed component

Annual Cash Incentives	• Promotes achieving our annual corporate financial goals, as well as other objectives deemed important to our long-term success • Further aligns management and stockholder interests

•

Variable, performance-based component

•

Target opportunity is set based on the executive's job responsibilities and sustained performance in role/potential

•

Actual payout depends on company's performance

Long-Term Incentives	• Promotes achieving our long-term corporate financial goals with the acquisition of common stock through RSUs • Further aligns management and stockholder interests

•

Variable, performance-based component; annual equity grant is set based on the executive's job responsibilities and sustained performance in role/potential

•

Actual value realized will vary based on actual company performance

Severance and Change in Control Programs	• Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.

•

Contingent component; only payable if the executive's employment is terminated under certain circumstances and, in the case of a change in control, to help provide continuity of management through the transition

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Committee establishes and monitors specific policies, practices and processes. The following chart provides information on key Committee approved executive compensation policies and practices:

  •
  Independent Compensation Committee.  The Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

  •
  Independent compensation consultant.  The Committee retains an independent compensation consultant.

  •
  Assessment of compensation risk.  The Committee assessed our compensation policies and programs and determined that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on the Company.

  •
  Performance-based pay.  The Committee focused on paying our executives for their performance. The Committee believes that the 2014 payout of 44% of the targeted annual cash incentive and 39% performance-based RSU targets demonstrate the difficulty of achievement of the performance goals set by the Committee and the Committee's alignment of pay with performance.

  •
  Annual say-on-pay vote.  We hold annual advisory say-on-pay votes to approve executive compensation and in 2014 received support of over 97% on such proposal.

  •
  Mix of CEO's and President's pay.  Approximately, 82% of the 2014 total target compensation for Mr. Rees was performance based and approximately 70% of the total target 2015 compensation for Mr. Ribatt is performance based.

  •
  Weight of financial metrics.  The Committee weighted 2014 performance measures towards those impacting profitability.

  •
  Use of multiple performance metrics.  The Committee uses three weighted performance measures for the annual incentive and two for the performance RSUs in an attempt to better connect executive compensation to overall company performance.

  •
  Double-trigger vesting and reasonable change in control protections.  We maintain a reasonable change in control plan ("CIC Plan"). The CIC Plan provides for "double-trigger" vesting with a definition of "change in control" consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

  •
  No excise tax gross-ups.  We do not provide our management with "excise tax gross-ups" in the event of a change in control.

  •
  Stock ownership guidelines.  Our Board adopted robust stock ownership guidelines that our officers and non-employee directors are expected to meet within five years.

  •
  No hedging or pledging.  We do not allow our management or directors to engage in hedging transactions in our stock or to pledge our stock to secure loans or other obligations.

  •
  No repricings.  Our equity plans do not allow repricing of stock option or stock appreciation rights without stockholder approval.

  •
  Clawback.  In the case of a financial restatement, annual and long-term incentive awards are subject to the Company's Recovery of Executive Compensation Policy and any clawback or recoupment policy adopted by us pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  •
  Limited enhanced or executive benefit programs.  We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees other than a voluntary deferred compensation plan for senior executives and a limited supplemental retirement plan.

  •
  Reasonable severance benefits.  In connection with the investment from Blackstone and the resignation of our Chief Executive Officer, the Board approved reasonable severance agreements with a payment equal to one times base salary for Messrs. Lasher and Crutchfield in order to ensure their continued dedication to us and to diminish the distraction that may occur by virtue of the personal uncertainties and risks created by these events.

  •
  Limited perquisites.  Our management receives minimal perquisites.

Key Compensation Committee Actions in 2014

Compensation decisions made by the Committee for our 2014 named executive officers were reflective of our financial and strategic performance. The Board and the Committee are firmly committed to a pay-for-performance compensation program.

Fiscal year 2014 was a transition year as we recruited both a new President and Chief Executive Officer and implemented long term strategies to improve profitability. The Committee focused on demonstrating its pay for performance philosophy during this transition year by (i) compensating our current named executive officers at only 44% of their 2014 targeted annual cash incentive and vesting only 39% of their 2014 performance-based restricted stock unit (RSU) grants and (ii) ensuring that a significant majority of the total compensation for both existing and new executives was performance based.

Our 2014 annual cash incentive compensation program was tied to the achievement of annual revenue, earnings per share and inventory turnover performance metrics. Our annual long-term equity incentive program is designed to align the interests of our executive officers with those of our stockholders, combining performance-based RSUs that are earned based on the level of achievement of earnings per share and revenue performance goals with further time-based vesting and time-based restricted stock units whose value depends on continued employment and the value of our common stock.

For purposes of the 2014 performance year, the Committee added earnings before interest and taxes in addition to revenue and inventory turnover as a performance measure in the annual incentive program because the Committee believes it is an appropriate measure of profitability given the Company's current restructuring plans. The Committee also added revenue in addition to earnings per share as an additional performance measure to the performance-based RSU awards and shortened the performance period to one year from two to more closely align compensation with key performance metrics associated with the restructuring. Earned performance-based RSUs vest 50% upon satisfaction of the performance goals and 50% one year later.

The 2014 annual cash incentive award payout was 44% of the target amount due to below threshold performance on earnings before interest and taxes, below target performance on revenue and performance above target on the inventory turnover performance metric. This led to less cash compensation to our named executive officers when compared to 2013. In addition, the performance-based RSU awards granted to our named executive officers in 2014 were earned at 39% of target due to failure to achieve at least 70% of the 2014 earnings per share performance goal combined with the achievement of near 100% of the 2014 revenue performance goal. The Committee believes that the payout of 44% of the targeted annual cash incentive and 39% performance-based RSU targets demonstrate the difficulty of achievement of the performance goals set by the Committee and the Committee's alignment of pay with performance.

For 2014, an average of approximately 70% of the total direct compensation (base salary, annual cash incentive and long-term equity incentive) of the continuing named executive officers was performance-based or at risk. Below is a chart showing the average percentage of the elements of compensation

(excluding a sign-on bonus) for our continuing named executive officers employed by us at December 31, 2014 based on the amounts reported in the 2014 Summary Compensation Table:

During 2014, the Committee approved the compensation of Mr. Rees, our President and former Interim Principal Executive Officer, and Mr. Ribatt, our incoming Chief Executive Officer. As noted, Mr. Smach received no additional compensation for his service as our Interim Chief Executive Officer. The compensation packages of Messrs. Rees and Ribatt each contain a significant performance-based vesting RSU grant that may be earned based on achievement of stock price thresholds over the first four years of employment, which the Committee believes closely aligns executive interests with those of the stockholders. The compensation packages of Messrs. Rees and Ribatt also included a sign-on time-based RSU grant that vests pro rata on each of the first three anniversaries of the grant along with a cash signing bonus in the case of Mr. Rees. The total compensation packages for both Messrs. Rees and Ribatt were subject to negotiation, and the Committee believes these terms were necessary for the recruitment and retention of these high quality executives while still being consistent with our pay-for-performance philosophy.

Our pay-for-performance focus is demonstrated by the fact that approximately 95% and 75% of the total RSUs granted to Mr. Rees and Mr. Ribatt, respectively, vest based on achievement of stock price thresholds as shown in the chart below:

Approximately, 82% of the 2014 total target compensation for Mr. Rees was performance based (excluding his one-time sign-on bonus) and approximately 70% of the total target 2015 compensation for Mr. Ribatt is performance based. Performance-based compensation includes the target annual incentive award and the target value of the performance-based RSU awards granted to each of Messrs. Rees and Ribatt at their respective start dates. The charts below show the percentage of each element of 2014 total annualized target compensation for Mr. Rees and total 2015 target compensation for Mr. Ribatt:

Additional discussion and detail regarding specific 2014 compensation decisions is found below under "2014 Compensation Decisions."

Compensation Process and Methodology

Role of Compensation Committee, Chief Executive Officer and Compensation Consultant

The Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Committee sets the Chief Executive Officer's compensation, and generally considers the recommendations of the Chief Executive Officer with respect to the compensation of the other named executive officers. The Committee works with Towers Watson, an independent executive compensation consultant engaged by the Committee, for advice and perspective regarding market trends and best practices.

Peer Group Companies

The Committee strives to use a consistent peer group. There were no differences between the peer group used in 2014 and the peer group used in the 2013 executive compensation review process. The Committee uses peer company and survey data to guide its review of the total compensation of our officers and executives and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation. The Committee focuses on ensuring that the performance-based elements of our executive compensation program are consistent with peer and industry trends. However, the Committee does not benchmark compensation to a specific percentage of the compensation of peer companies.

The Committee has approved a peer group based on analysis and recommendations by Towers Watson, our independent compensation consultant. The peer group is selected based on the key industry criteria noted below, and takes into consideration each company's revenue, market capitalization and other key financial metrics. This peer group is comprised of 14 publicly traded companies. As of December 31, 2014, our market capitalization was at the 16th percentile of this group, and our annual revenue was at the 12th percentile of the group, based on annual revenue as of the most recent applicable fiscal year end. We believe these companies are broadly comparable to us, and represent our labor market for talent for key leadership positions. The Committee regularly reviews our peer group to determine if adjustments are necessary to ensure that it continues to be relevant or if additional peer companies or groups are necessary to provide appropriate information on market practices and compensation levels.

The 2014 peer companies are listed below:

Columbia Sportswear Co.	G III Apparel Group, Ltd.	Skechers USA, Inc.
Deckers Outdoor Corp.	lululemon athletica inc.	Steven Madden, LTD
DSW Inc.	Oxford Industries, Inc.	Under Armour, Inc.
Fossil, Inc.	Perry Ellis International, Inc.	Wolverine Worldwide, Inc.
Genesco Inc.	Quiksilver, Inc.

Total Target Compensation Positioning

The Committee does not utilize an exact calculation in determining the break-down or weighting of named executive officer compensation among base salary, annual cash incentive awards and long-term equity awards. Rather, the Committee considers all forms of compensation in light of the market competition for executive talent, the risk to an executive inherent in employment with our fast-paced, rapidly evolving company and our financial goals. Accordingly, we believe that over 50% of each named executive officer's total target compensation should be in the form of annual cash performance-based awards and equity awards that are earned upon performance. We believe that the total target compensation opportunities offered to our executives are sufficient to reduce the need for anything other than limited executive perquisites or enhanced benefit programs beyond those that are typically available to all other employees.

2014 Compensation Decisions

Base Salary.    The Committee establishes base salary for our named executive officers by considering the size of our operations, the responsibilities of the named executive officers and the competitive marketplace for executive talent in similar positions. The Committee sets the base salary of the Chief Executive Officer. Base salary for other named executive officers is set by the Committee after considering the recommendation of the Chief Executive Officer.

Base salary is reviewed on an annual basis and at the time of hire or promotion. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, peer company comparisons and other factors. After considering a peer company comparative review with Towers Watson, and for retention purposes, the Committee approved increases to the 2014 base salaries of Messrs. Hart and Crutchfield. There was no change to the base salary for Mr. Lasher. The annual base salary of $700,000 for Mr. Rees was set in connection with the negotiation of his offer letter and was influenced by a peer company comparative review with Towers Watson and efforts to induce Mr. Rees to join us.

The current base salaries of our named executive officers are below:

Named Executive Officer	2014 Base Salary	Increase Over 2013 Base Salary
Andrew Rees	$700,000	N/A
Daniel P. Hart	$523,687	5%
Jeffrey J. Lasher	$400,000	N/A
Scott E. Crutchfield	$420,000	5%

Annual Incentive Awards.    The Committee believes that an annual cash incentive plan that offers significant awards to our named executive officers for meeting or exceeding company performance goals provides our officers additional incentive to outperform our peer companies and ensures that we attract and retain talented named executive officers.

Each year, the Committee establishes a target annual incentive award for each named executive officer expressed as a percentage of the executive's base salary, based on the estimated contribution and responsibility of the individual named executive officer and considering market practices. For 2014, the targets were:

Named Executive Officer	Annual Incentive Plan Target (as a Percentage of Base Salary)
Andrew Rees	100%
Daniel P. Hart	60%
Jeffrey J. Lasher	60%
Scott E. Crutchfield	60%

The total annual incentive award actually paid to each named executive officer is determined based on the extent to which specified weighted objective performance goals are achieved. During 2014, each of these performance targets had a threshold payout of 75% of the named executive officer's annual incentive award target and a maximum payout of 175% of the target. For 2014, these goals and their applicable weightings were:

2014 Performance Goal Targets	Threshold Performance Achieved	2014 Actual Performance as a Percentage of Target	Weighting	Weighted 2014 Actual Performance as a Percentage of Target
Earnings before Interest and Taxes: $123.5 million	No	—	60%	0%
Revenue: $1,268.9	Yes	94%	30%	26%
Inventory Turnover: 3.2x	Yes	108%	10%	18%

Based on 2014 actual results and applying the weighting described above, our named executive officers were eligible to be paid annual cash incentive awards at up to 44% of their respective target annual incentive award amounts. The Committee has discretion to depart from the formula in approving the annual incentive awards by decreasing, but not increasing, incentive awards after general results are known, but did not exercise that discretion in 2014. For 2014 only, the offer letter entered into with Mr. Rees provided Mr. Rees with a minimum annual bonus equal to at least the pro rata share of his target bonus based on the number of days he was employed by us in 2014.

In addition, each of Messrs. Hart, Lasher and Crutchfield were awarded a special cash bonus of approximately $100,000 in recognition of their successful leadership and extra efforts in consummating the transaction with Blackstone in early 2014.

Changes for 2015.    The Committee sets the annual performance goal targets under the annual cash incentive plan in the first quarter of each fiscal year. For 2015, payments under the annual cash incentive plan will be based on achievement of weighted performance goals relating to:

2015 Performance Goals	Weighting
Earnings before Interest and Taxes	60%
Free Cash Flow	30%
SAP Project Implementation Success	10%

Long-Term Equity Awards.    The Committee grants long-term equity awards annually to the named executive officers in order to provide long-term performance-based compensation, to encourage the named executive officers to continue their employment throughout the vesting periods of the awards, and to align management and stockholder interests. We believe that a significant portion of each named executive officer's compensation should be in the form of equity awards. Each year the Committee considers the number of shares to grant and the appropriate type and combination of equity-based awards in making named executive officer grant decisions.

2014 Long-Term Performance Incentive Program.    In 2014, Messrs. Lasher, Hart and Crutchfield received grants of RSUs, half of which are earned based on satisfaction of performance goals and half of which vest based on continued service. The material terms of these 2014 RSU awards are as follows:

Performance-Based RSUs (50% of Award)
Time-Based RSUs (50% of Award)	Performance Goal	Potential Award	Further Time Vesting
Vest in three annual installments beginning one year after the date of grant	Achievement of at least 70% of a 2014 earnings per share performance goal and 90% of a 2014 revenue goal	Executive may earn from 50% to 200% of the target number of RSUs based on the level of achievement of the performance goal	Earned RSUs vest 50% upon satisfaction of performance goal and 50% one year later

For 2014, the amount of RSU awards granted to these named executive officers was based on a review of the equity compensation of our peer companies, input from the independent compensation consultant and the Committee's assessment of each named executive officer's expected future contributions.

The Committee grants performance-based awards to further demonstrate our pay-for-performance philosophy and better align the interests of our named executive officers with those of our stockholders. The Committee grants RSUs because it generally believes that full value awards such as RSUs offer a stronger retention incentive than do stock options. In addition, RSUs are less dilutive to our current stockholders as fewer RSUs are necessary to provide the same equity benefit compared to stock options.

The Committee selected 2014 earnings per share and revenue as the performance metrics used in the 2014 RSU grant because it views earnings per share and revenue as primary drivers of enhanced stockholder value. The performance-based RSUs granted in 2014 vested at 39% of target as they failed to achieve the threshold of at least 70% of the 2014 earnings per share performance goal but achieved over 90% of the 2014 revenue performance goal.

2014 Performance RSU Goal Targets	Actual 2014 Results	Weighting	Weighted 2014 Actual Performance as a Percentage of Target
Earnings Per Share: $1.04	$(0.22)	50%	0%
Revenue: $1,268.9 million	$1,198 million	50%	39%

The performance-based portion of the RSUs granted to our executive officers in 2010 (based on a free cash flow performance goal), 2012 and 2013 (based on a cumulative earnings per share performance goal) did not vest based on failure to achieve the applicable performance goal. The RSUs granted to our executive officers in 2011 achieved 99% of the cumulative earnings per share performance goal. Therefore, the Compensation Committee believes the performance goals set by the Committee are very challenging further demonstrating the Committee's pay-for-performance philosophy.

Mr. Rees was granted a sign-on performance-based RSU award that vests based on achievement of certain share price levels before the fourth anniversary of his start date, subject to his continued employment with us. Mr. Rees also received a relatively modest sign on time-based RSU award that vests in three annual installments beginning on the first anniversary of his start date (June 9, 2014), subject to his continued employment with us as of each vesting date. The Committee believes the mix of performance-based and time-based RSU awards requiring significant share price increases, is consistent with the Committee's pay-for-performance philosophy while also offering retention benefits.

The material terms of the performance-based RSU awards made to Mr. Rees are:

  •
  the RSUs will vest in full if, between June 9, 2015 and June 9, 2018, our common stock during any consecutive 30-trading day period has a volume weighted average per share trading price equal to at least $30.04 ("2x Performance Condition");

  •
  if the 2x Performance Condition has not been satisfied by June 9, 2018, then 40% of the RSUs will vest if, at any time during the three-month period ending on June 9, 2018, our common stock has a 30 trading day volume weighted average per share trading price equal to at least $26.29 (the "1.75x Performance Condition"); and

  •
  if neither the 2x Performance Condition nor the 1.75x Performance Condition have been satisfied by June 9, 2018, then 20% of the RSUs will vest if, at any time during the three-month period ending on June 9, 2018, our common stock has a 30 trading day volume weighted average per share trading price equal to at least $22.53 (the "1.5x Performance Condition").

Changes for 2015.    The Committee granted the 2015 performance-based RSUs to our named executive officers in March 2015. For 2015, the performance RSUs may be earned based on a one-year performance period and will then vest and be paid over a three-year period based on achievement of weighted performance goals relating to:

2015 Performance Goals	Weighting
Earnings before Interest and Taxes	50%
Revenue	30%
Free Cash Flow	20%

The 2015 grants for named executive officers also reflected a greater weighting on performance-based elements than in 2014.

Other Benefits.    We provide other benefits to our named executive officers in order to achieve a competitive pay package. The Committee believes that those benefits, which are detailed in the Summary Compensation Table under the heading "All Other Compensation," are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist principally of employer-paid premiums on health insurance. We ceased providing certain additional health care premium benefits to executives as of July 1, 2014.

Post-Employment Compensation

Senior Executive Deferred Compensation Plan.    Certain senior executives are eligible to participate in the 2007 Senior Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), which permits executives to defer all or a part of their cash compensation and save for future financial needs. No named executive officers have contributed to the Deferred Compensation Plan since 2008. For a more detailed discussion of the Deferred Compensation Plan, see the Nonqualified Deferred Compensation table and accompanying narrative below.

Mr. McCarvel's Separation Agreement.    As noted above, Mr. McCarvel resigned as our Chief Executive Officer on December 27, 2013 effective on April 30, 2014. The Board negotiated and approved potential separation payments to Mr. McCarvel in the aggregate of $2.1 million in exchange for a release of claims in favor of the Company and his compliance with the noncompetition, nonsolicitation and confidentiality covenants contained in his separation agreement. The separation payments are subject to clawback and offsets upon certain violations of such covenants by Mr. McCarvel. For a more detailed discussion of the separation agreement, see the "Potential Payments on Termination or Change in Control" below.

Change in Control Benefits.    In 2013, we approved and adopted the CIC Plan for eligible employees, including the named executive officers. The CIC Plan contains a "double-trigger" whereby if a "change in control" occurs and the participant's employment is terminated by us without "cause" or the participant resigns for "good reason" within the two-year period following the change in control, the participants will be entitled to accelerated vesting of certain equity awards, a multiple of salary and bonus and certain continuing health care benefits. The Committee believes that this approach will enhance stockholder value in the context of an acquisition, and align executives with the interests of our stockholders. For a more detailed discussion of the CIC Plan and definitions of "change in control," "cause," and "good reason" under CIC Plan, see the "Potential Payments on Termination or Change in Control" below.

Severance Agreements.    We entered into severance agreements (the "Severance Agreements") with certain officers, including Messrs. Lasher and Crutchfield. The Severance Agreements provide that if we terminate the executive's employment without "cause" the executive will be entitled to receive a severance payment in cash equal to the executive's annual base salary. The separation payments are conditioned upon the effectiveness of the executive's release of claims in favor of us and compliance with the noncompetition, nonsolicitation and confidentiality covenants in the Severance Agreements. For a more detailed discussion of the Severance Agreements, see "Potential Payments on Termination or Change in Control" below.

Employment Agreement.    We entered into an employment agreement with Mr. Hart concurrent with his appointment as an officer in 2009. The agreement provides for guaranteed payments and accelerated vesting of certain equity awards upon his involuntary termination of employment with us (other than for "cause") or his resignation for "good reason." For a more detailed discussion of the agreement and definitions of "cause" and "good reason," see "Potential Payments on Termination or Change in Control" below.

Offer Letter.    As described immediately below, we entered into an offer letter with Mr. Rees. The offer letter provides that if Mr. Rees is terminated by us without cause or if he resigns for good reason, he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. In addition, if Mr. Rees is terminated by us without cause or as a result of his death or disability, or, for certain awards, should he resign for good reason, he is entitled to certain continued vesting of his equity awards. For a more detailed discussion of the agreement and definitions of "cause" and "good reason," see "Potential Payments on Termination or Change in Control" below.

The benefits provided in the offer letter were negotiated between the Committee and Mr. Rees in advance of him accepting employment with us. The Committee believed that such severance benefits were reasonable and necessary to induce Mr. Rees to accept employment with us.

Andrew Rees Offer Letter

We negotiated and entered into an employment offer letter dated May 13, 2014 with Mr. Rees in order to induce Mr. Rees to accept employment with us. The offer letter provides that Mr. Rees will receive an annual base salary of $700,000, subject to periodic review and adjustment and a $200,000 signing bonus. Mr. Rees will be eligible to participate in our annual cash bonus plan with a target bonus of at least 100% of his base salary. For 2014 only, Mr. Rees was guaranteed a minimum annual bonus equal to at least the pro rata share of his target bonus based on the number of days he was employed by us in 2014. He will also be entitled to participate in all employee benefit plans and programs generally available to our executive officers.

Mr. Rees was granted 12,868 RSUs, which vest in three annual installments beginning on the first anniversary of his start date, subject to his continued employment with us as of each vesting date. In addition, Mr. Rees was granted 233,026 RSUs, which vest based on achievement of certain share price levels before the fourth anniversary of his start date, subject to his continued employment with us. For calendar years after 2014, the offer letter provides that Mr. Rees will also be eligible to participate in our long-term incentive plan, with a target grant value of no less than $700,000, except that the target grant value in 2015 will be $897,534.

The offer letter also contains noncompetition and nonsolicitation covenants which restrict Mr. Rees from taking part in certain activities for a period of one year following his termination of employment with us and provides the severance benefits noted above.

Gregg Ribatt Offer Letter

On December 12, 2014, Gregg S. Ribatt was appointed as our Chief Executive Officer effective January 28, 2015. In connection with such appointment we negotiated and entered into an employment offer letter dated December 15, 2014 with Mr. Ribatt in order to induce him to accept employment with us.

The offer letter provides that Mr. Ribatt will receive an annual base salary of $950,000, subject to periodic review and adjustment in accordance with our policies. The offer letter also provides that he will be eligible to participate in the annual cash bonus plan with a target bonus of at least 100% of his base salary. He will be entitled to participate in all employee benefit plans and programs generally available to our executive officers.

Upon commencement of his employment, Mr. Ribatt was granted a time-based award of 162,990 RSUs. This time-based RSU award will vest in three annual installments beginning on the first anniversary of his start date, subject to his continued employment with us as of each vesting date. In addition, Mr. Ribatt was granted a performance-based award of 488,969 RSUs. This performance-based RSU award will vest based on achievement of certain share price levels before the fourth anniversary of his start date, subject to his continued employment with us. The offer letter also provides that, for calendar years after 2015, Mr. Ribatt will be eligible to participate in our long-term incentive plan, with a target grant value of no less than $1,188,000.

If Mr. Ribatt is terminated by us without "cause" (as defined in the offer letter) or if he resigns for "good reason" (as defined in the offer letter), subject to his execution of a general release of claims, he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. If he is terminated by us without cause, resigns for good reason or in the event of death or "disability" (as defined in the Company's 2007 Equity Incentive Plan), he will be entitled to certain vesting of his equity awards. The offer letter also provides that Mr. Ribatt is eligible to participate in the CIC Plan.

Additional Considerations

Executive Stock Ownership.    In June 2013, the Committee modified our stock ownership guidelines to ensure that our executive officers have a meaningful stake in the equity of the Company and to further align the interests of our executives with the long-term interests of our stockholders. The guidelines require that each of our named executive officers own shares of our common stock in an amount equal in value to a specified multiple (5x for our Chief Executive Officer and 3x for all other named executive officers) of such named executive officer's base salary, to be achieved by the fifth anniversary of (i) the adoption of the modified guidelines (for our existing executive officers) or (ii) the date of hire for new executive officers. The ownership guidelines are based on analysis of peer and market practices, as prepared by the Committee's independent compensation consultant and are more stringent than the previous ownership guidelines. All of our executive officers are still within the five-year phase-in period for compliance.

Equity Granting Practices.    The Committee has generally determined to make our annual equity award grants at the regular meeting of the Committee held in the first quarter of each year. The Committee meeting date, or the next business day if the meeting falls on a day where the NASDAQ Global Select Market is closed for trading, is typically the effective grant date for the grants.

We also may grant equity awards (e.g., options, restricted stock) to recognize increased responsibilities or special contributions, attract new hires, retain executives or recognize certain other special circumstances that occur throughout the year. The effective date of these grants is determined based on the timing of the recognition or recruitment event and approved on or in advance of the effective date of the grant. The exercise/grant price is the fair market value of our common stock on the effective date. The Committee approves all equity grants to executive officers. We do not permit repricing of stock options without stockholder approval.

Clawbacks.    Under our Recovery of Executive Compensation Policy, at the discretion of the Committee, executives may be required to repay awards to us if within two years of an award under our annual incentive plan or the proposed 2015 Equity Incentive Plan: (i) we are required to restate our financial statements due to fraud or willful misconduct involving the executive; or (ii) the executive took part in any fraud, negligence or breach of fiduciary duty.

We have also adopted a policy whereby any annual and longer-term incentive compensation awards granted to management will be subject to any other clawback or recoupment policy adopted by us, including pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Deductibility of Executive Compensation.    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1.0 million annual limit on the amount that a public company may deduct for compensation paid to our chief executive officer or to any of our three other most highly compensated executive officers (other than the chief financial officer) who are still employed at the end of the applicable tax year. The limit does not apply to compensation that meets the requirements of the Code for "qualified performance-based" compensation.

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code each year. In certain situations, the Committee may approve compensation that does not meet the requirements for performance-based compensation under Section 162(m) of the Code in order to ensure competitive levels of total compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on such review and discussion, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Doreen A. Wright (Chairperson)
Ian Bickley
Prakash A. Melwani

Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal years 2014, 2013, and 2012 for all persons who served as our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers who were serving as executive officers at the end of 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Andrew Rees(3)	2014	$390,385	$200,000	$2,517,691	$392,000	$12,646	$3,512,722
President and former Interim Principal Executive Officer
Thomas J. Smach(4)	2014	—	—	—	—	—	—
Former Interim Chief Executive Officer
John P. McCarvel(5)	2014	338,462	—	—	—	1,172,187	1,510,649
Former President and Chief	2013	1,000,000	—	2,994,617	535,000	98,282	4,627,899
Executive Officer	2012	840,000	—	1,313,550	—	32,203	2,185,753
Daniel P. Hart	2014	523,496	105,800	896,199	138,254	30,116	1,693,865
Executive Vice President, Chief	2013	498,750	—	938,879	175,164	27,512	1,640,305
Legal and Administrative	2012	498,750	—	462,175	—	29,883	990,808
Officer
Jeffrey J. Lasher	2014	400,000	104,000	597,466	105,600	27,922	1,234,988
Senior Vice President-Finance and	2013	400,000	—	745,000	122,237	26,000	1,293,237
Chief Financial Officer	2012	332,313	—	462,175	—	32,260	826,748
Scott E. Crutchfield	2014	419,846	104,000	896,199	110,880	23,922	1,554,847
Chief Operating Officer	2013	400,000	—	871,571	135,629	26,235	1,433,435
	2012	332,313	—	462,175	—	32,957	827,445

(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. The grant date fair value of stock awards, which are comprised of time-based and performance-based restricted stock units, includes the grant date fair value for the performance-based restricted stock units calculated based on the target amount for the award period commencing in the year indicated. For 2014, the total aggregate grant date fair value of stock awards, including the time-based restricted stock units and the performance-based restricted stock units assuming the highest level of payout for performance against assigned targets would be as follows: $2.5 million for Mr. Rees, $1.3 million for Mr. Hart, $0.9 million for Mr. Lasher, and $1.3 million for Mr. Crutchfield.

(2)
All other compensation for 2014 represents the following: (i) Company matches to employee 401(k) contributions in the amounts of $10,400 for Mr. Hart, Mr. Lasher, Mr. Crutchfield, and Mr. McCarvel, and $3,231 for Mr. Rees, (ii) a $3,324 car allowance for Mr. McCarvel, (iii) incremental healthcare premiums paid by us that are not offered to other non-executive employees in the amount of $15,510 for Mr. McCarvel, Mr. Hart and Mr. Lasher; $11,393 for Mr. Crutchfield and $8,948 for Mr. Rees, (iv) group term life insurance premiums paid-in full by the Company for each named executive officer, (v) certain recognition gifts made to the named executive officers, and (vi) $1,100,000 in severance payments to Mr. McCarvel.

(3)
Mr. Rees commenced service as our President and interim principal executive officer on June 9, 2014.

(4)
Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 to June 9, 2014 and received no additional compensation for his service in such role. See "Director Compensation" above for Mr. Smach's compensation for service on our Board.

(5)
Mr. McCarvel resigned as our Chief Executive Officer effective April 30, 2014.

Grants of Plan-Based Awards Table

The following table provides information for each of our named executive officers regarding annual and long-term incentive award opportunities, including the range of potential payouts under our non-equity annual incentive plan and our performance-based restricted stock units granted during fiscal year 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Type of Award	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rees	Annual Incentive Award		$700,000	$1,225,000	—	—	—	—	$—
	Restricted Stock Unit	6/9/2014	—	—	—	—	—	12,868	196,752
	Restricted Stock Unit	6/9/2014	—	—	46,605	—	233,026	—	2,320,939
Thomas J. Smach(2)	—	—	—	—	—	—	—	—	—
John P. McCarvel	—	—	—	—	—	—	—	—	—
Daniel P. Hart	Annual Incentive Award		314,212	549,871	—	—	—	—	—
	Restricted Stock Unit	1/2/2014	—	—	13,587	27,174	54,348	27,174	896,199
Jeffrey J. Lasher	Annual Incentive Award		240,000	420,000	—	—	—	—	—
	Restricted Stock Unit	1/2/2014	—	—	9,058	18,116	36,232	18,116	597,466
Scott E. Crutchfield	Annual Incentive Award		252,000	441,000	—	—	—	—	—
	Restricted Stock Unit	1/2/2014	—	—	13,587	27,174	54,348	27,174	896,199

(1)
The aggregate grant date fair value for the restricted stock units was calculated based on the target number of restricted stock units.

(2)
Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 to June 9, 2014 and received no additional compensation for his service in such role. See "Director Compensation" above for Mr. Smach's compensation for service on our Board.

Annual Incentive Awards.    The amounts shown for non-equity incentive plan awards represent the target and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each executive for 2014 performance based on achievement of specified target levels of earnings before interest and taxes, revenue, and inventory turnover. The target payments were based on achieving the target level of performance with ranges from zero to 175% of the executive's annual incentive target. In 2014, annual incentive amounts were paid at 44% of target, as reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" set forth above. These awards are described in further detail under "Compensation Discussion and Analysis" above.

Restricted Stock Units ("RSUs").    The amounts shown for equity incentive plan awards represent the number of performance-based RSUs awarded to the executives in 2014 and the grant date fair value of the RSUs determined in accordance with FASB ASC 718, as follows. The amounts shown for RSUs granted to Messrs. Hart, Lasher and Crutchfield represent awards of restricted stock units as part of a performance incentive plan. One-half of these RSUs vest in three equal annual installments beginning one year after the date of grant based on continued employment. The other half may be earned from 50% to 200% of the target number of RSUs based on the level of achievement of earnings per share and revenue performance goal, and vest in two equal annual installments, 50% on certification of the achievement of performance goal by the Compensation Committee and 50% one year later subject to continued employment. The RSUs granted to Mr. Rees include 12,868 RSUs that vest in three annual installments beginning on the first anniversary of his start date, subject to his continued employment with us as of each vesting date and 233,026 RSUs that vest based on achievement of certain share price levels before the fourth anniversary of his start date, subject to his continued employment with us. These RSU awards are described in further detail under "Compensation Discussion and Analysis" above.

Offer Letter.    We entered into an offer letter with Mr. Rees on May 13, 2014 providing for certain compensation and other benefits that are described in detail under "Andrew Rees Offer Letter" in "Compensation Discussion and Analysis" above.

Employment Agreement with Mr. Hart.    In May 2009, we entered into an employment agreement with Mr. Hart. The agreement provides that Mr. Hart will receive an annual base salary of $475,000, subject to annual adjustments. His salary may be reduced only if such reduction is a uniformly applied reduction affecting all senior executives and is no greater than 10% of Mr. Hart's base pay in any case, may not be reduced by greater than $47,500 in total during his employment with us. Mr. Hart is also eligible for a bonus pursuant to our annual incentive plan. Mr. Hart's target under the annual incentive plan was 60% of his base pay in 2014. He is also entitled to participate in all employee benefit plans and programs generally available to our executives, including our Deferred Compensation Plan. The agreement also contains provisions relating to benefits Mr. Hart may receive in connection with a termination of his employment, as described in further detail under "Potential Payments on Termination or Change in Control." Mr. Hart's Agreement requires him to maintain confidential information regarding us and to assign certain inventions and intellectual property to us. During his employment with us and for twelve months after the termination of his employment with us, Mr. Hart will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

Salary and Bonus in Proportion to Total Compensation.    As noted in "Compensation Discussion and Analysis" above, we believe that a substantial portion of each named executive officer's compensation should be in the form of performance-based annual incentive awards and equity awards. Base salary of the named executive officers is set at levels that the Compensation Committee believes are competitive with our peer companies, with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses. The Compensation Committee believes that our current program substantially aligns the compensation of our named executive officers with the compensation of executive officers of our peer companies, while also permitting the Compensation Committee to provide incentives to the named executive officers to pursue performance that increases stockholder value. Please see "Compensation Discussion and Analysis" for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding options and unvested restricted stock and restricted stock unit awards held by our named executive officers as of December 31, 2014. Market values for outstanding stock awards are presented as of the end of 2014 based on the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2014 of $12.49.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Rees	—	—		$—	—	12,868	(2)	$160,721	233,026	(2)	$2,910,495
Thomas J. Smach(7)	—	—		—	—	—		—	—		—
John P. McCarvel	—	—		—	—	—		—	—		—
Daniel P. Hart	70,831	—		3.99	06/15/2019	54,185	(3)	676,771	52,174	(3)	651,653
Jeffrey J. Lasher	27,500	2,500	(4)	20.11	04/29/2021	—		—	—		—
	28,000	—		3.99	06/15/2019	38,742	(5)	483,888	43,116	(5)	538,519
Scott E. Crutchfield	16,000	—		1.14	11/17/2018	—		—	—		—
	40,548	—		10.50	02/07/2016	51,968	(6)	649,080	52,174	(6)	651,653

(1)
The aggregate number of restricted stock units was calculated based on the achievement of target performance.

(2)
Represents the unvested portion of two restricted stock grants for: (i) 12,868 restricted stock units awarded on June 9, 2014 that vest annually in equal installments on the next three grant date anniversaries based on continued employment and

  (ii) 233,026 restricted stock units that vest based on achievement of certain share price levels before the fourth anniversary of Mr. Rees' start date, subject to his continued employment.

(3)
Represents the unvested portion of four restricted stock grants for: (i) 23,750 restricted stock units awarded on March 14, 2012 of which one-half of the restricted stock units ratably on each of the first three anniversaries of the grant date based on continued employment and the other half based on achievement of performance metrics which were not met resulting in forfeiture on February 7, 2014; (ii) 12,772 restricted stock units awarded on January 29, 2013 of which 50% of the shares vested on January 29, 2014, 40% vested on January 29, 2015 and 10% will vest on January 29, 2016; (iii) 50,000 restricted stock units awarded on February 21, 2013 of which one-half of the restricted stock units vest in three equal annual installments on March 1, 2014, March 1, 2015 and March 1, 2016 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics which were not met resulting in forfeiture on February 11, 2015; and (iv) 54,348 restricted stock units awarded on January 2, 2014 of which one-half of the restricted stock units vest in three equal annual installments on January 2, 2015, January 2, 2016 and January 2, 2017 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics vest in two equal annual installments on March 1, 2015 and March 1, 2016, based on continued employment.

(4)
Represents the unvested portion of stock options to purchase 30,000 shares of common stock, which were granted on April 29, 2011. This stock option award has a four year vesting period with 25% vesting on the first anniversary of the grant date and the remaining options vesting in 36 equal monthly installments thereafter, based on continued employment.

(5)
Represents the unvested portion of three restricted stock grants for: (i) 23,750 restricted stock units awarded on March 14, 2012 of which one-half of the restricted stock units vest in three equal annual installments on March 14, 2013, March 14, 2014 and March 14, 2015 based on continued employment and the other half based on achievement of performance metrics which were not met resulting in forfeiture on February 7, 2014; (ii) 50,000 restricted stock units awarded on February 21, 2013 of which one-half of the restricted stock units vest in three equal annual installments on March 1, 2014, March 1, 2015 and March 1, 2016 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics which were not met resulting in forfeiture on February 11, 2015; and (iii) 36,232 restricted stock units awarded on January 2, 2014 of which one-half of the restricted stock units vest in three equal annual installments on January 2, 2015, January 2, 2016 and January 2, 2017 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics vest in two equal annual installments on March 1, 2015 and March 1, 2016, based on continued employment.

(6)
Represents the unvested portion of four restricted stock grants for: (i) 23,750 restricted stock units awarded on March 14, 2012 of which one-half of the restricted stock units vest in three equal annual installments on March 14, 2013, March 14, 2014 and March 14, 2015 based on continued employment and the other half based on achievement of performance metrics which were not met resulting in forfeiture on February 7, 2014; (ii) 8,338 restricted stock units awarded on January 29, 2013 of which 50% of the shares vested on January 29, 2014, 40% vested on January 29, 2015 and 10% vest on January 29, 2016; (iii) 50,000 restricted stock units awarded on February 21, 2013 of which one-half of the restricted stock units vest in three equal annual installments on March 1, 2014, March 1, 2015 and March 1, 2016 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics which were not met resulting in forfeiture on February 11, 2015; and (iv) 54,348 restricted stock units awarded on January 2, 2014 of which one-half of the restricted stock units vest in three equal annual installments on January 2, 2015, January 2, 2016 and January 2, 2017 based on continued employment and up to one-half of the restricted stock units based on achievement of performance metrics vest in two equal annual installments on March 1, 2015 and March 1, 2016, based on continued employment.

(7)
Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 to June 9, 2014 and received no additional compensation for his service in such role. See "Director Compensation" above for Mr. Smach's compensation for service on our Board.

Options Exercises and Stock Vested

The following table sets forth information for each of our named executive officers regarding stock options exercised and stock awards vested during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Andrew Rees	—	$—	—	$—
Thomas J. Smach(2)	—	—	—	—
John P. McCarvel	90,540	1,122,784	58,840	885,871
Daniel P. Hart	—	—	29,422	440,633
Jeffrey J. Lasher	—	—	30,896	466,940
Scott E. Crutchfield	20,000	271,720	24,314	364,573

(1)
For option awards, the value realized is the difference between the fair market value of our common stock at the time of exercise and the exercise price. For stock awards, the value realized is based on the closing price of our common stock on the vesting date.

(2)
Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 to June 9, 2014 and received no additional compensation for his service in such role. See "Director Compensation" above for Mr. Smach's compensation for service on our Board.

Nonqualified Deferred Compensation

Under our Deferred Compensation Plan, participants have the option to defer all or a part of their cash compensation in accordance with the terms and conditions established by the Compensation Committee. The deferred amount will vest ratably on a quarterly basis over a three-year period, with a pro rata amount vesting on each calendar quarter. Any unvested balance will vest immediately upon the death or disability of the participant or upon a "change in control," as defined in the plan. None of the named executive officers have deferred any compensation since 2008. The table below summarizes the 2014 accrued earnings and balances at December 31, 2014 under our Deferred Compensation Plan for each of the named executive officers.

Name	Executive Contributions in Last Fiscal Year $	Registrant Contributions in Last Fiscal Year $	Aggregate Earnings in Last Fiscal Year(1) $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last Fiscal Year End $
Andrew Rees	—	—	—	—	—
Thomas J. Smach	—	—	—	—	—
John P. McCarvel	—	—	$20,367	$836,614	$32
Daniel P. Hart	—	—	—	—	—
Jeffrey J. Lasher	—	—	—	—	—
Scott E. Crutchfield	—	—	—	—	—

(1)
Each participant in the Deferred Compensation Plan may choose, at his or her discretion, a portfolio of investments in which their contributions may be hypothetically invested. We are not obligated to invest the participant's contributions into these accounts; however, upon the participant's withdrawal, we are obligated to pay the amount, inclusive of earnings, interest, and capital gains, that the participant's contributions would have earned had we actually invested the money as the participant directed. The aggregate earnings on each individual's contribution varies widely depending on the portfolio of investments the participant chooses. We received investment direction from Mr. McCarvel and the aggregate earnings from those hypothetical investments are reflected in the table above.

Potential Payments on Termination or Change in Control

Change in Control Plan (CIC Plan)

Our current named executive officers are participants in the CIC Plan, which was initially adopted by the Board in June 2013 and amended and restated in March 2014. Under the CIC Plan, if a "change in control" (as defined below) occurs, and the named executive officer's employment is terminated by us without "cause" (as defined below) or the named executive officer resigns for "good reason" (as defined below) within the two-year period following the change in control (a so called "double-trigger"), the named executive officer will be entitled to the following payments and benefits:

  •
  up to two times the sum of (i) the named executive officer's annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) the named executive officer's target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to the named executive officer in the three years prior to the year in which the change in control occurs;

  •
  full vesting of any time-based equity awards held by the named executive officer;

  •
  vesting at the target performance level of any performance-based equity awards held by the named executive officer;

  •
  if the named executive officer is age 55 or over, payment by us of the employer and employee premiums for continued health coverage for the named executive officer and his/her covered dependents until the named executive officer becomes eligible to enroll in Medicare Part A or until the named executive officer becomes eligible for coverage under a subsequent employer's health plan; and

  •
  if the named executive officer is under age 55, payment by us of the employer and employee premiums for continued health coverage for the named executive officer and his/her covered dependents for the lesser of: (i)18 months following cessation of employment and (ii) the period for which the named executive officer is eligible for and elects such continued health coverage.

The definition of "change in control" in the CIC Plan is consistent with the definition in our stockholder-approved equity plan. "Change in control" is generally defined in the CIC Plan to mean any one of the following: (i) any person becomes the beneficial owner of 35% or more of our common stock or voting securities, with certain exceptions; (ii) incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease to constitute a majority of the members of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless (a) after the transaction, the beneficial owners of our common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the entity resulting from the transaction, (b) no person immediately after the merger beneficially owns 35% or more of the voting power of the entity resulting from the transaction (except to the extent that such ownership existed with respect to the Company prior to the transaction), and (c) at least a majority of the members of the board of directors of the entity resulting from the transaction shall have been members of the incumbent board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (iv) stockholder approval of a complete liquidation or dissolution of the Company.

"Cause" is defined in the CIC Plan to mean, with respect to any participant: (i) the participant's conviction, or guilty or no contest plea, to any felony; (ii) any act of fraud by the participant related to or connected with the participant's employment by the Company; (iii) the participant's material breach of his or her fiduciary duty to the Company; (iv) the participant's gross negligence or gross misconduct in the performance of duties reasonably assigned to the participant which causes material harm to the Company; (v) any willful violation by the participant of the Company's codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the participant from performing his or her material duties and responsibilities.

"Good reason" is defined in the CIC Plan to mean the existence of any one or more of the following conditions without the written consent of the participant: (i) the Company's assignment to the participant of any duties inconsistent in any material negative respect with the participant's authority, duties or responsibilities immediately prior to the change in control or any other action by the Company that results in a material diminution in such authority, duties or responsibilities; (ii) a material reduction in the participant's base salary, as in effect immediately prior to the change in control; (iii) a material reduction in the participant's target bonus and/or target long-term incentive opportunity, as in effect immediately prior to the change in control; (iv) relocation of the participant's office more than 50 miles from the Company's principal office immediately prior to the change in control; or (v) a material breach by the Company of the CIC Plan. To resign for "good reason," a participant must provide certain notice to the Company, and the Company must fail to remedy the condition believed to constitute "good reason" within a specified time period.

Severance Agreements

In addition to participating in the CIC Plan, in connection with the investment from Blackstone and the resignation of our former Chief Executive Officer, the Board approved Severance Agreements for Messrs. Lasher and Crutchfield in order to ensure their continued dedication to us and to diminish the distraction that may occur by virtue of the personal uncertainties and risks created by these events. The Severance Agreements provide that, if the Company terminates Mr. Lasher's or Mr. Crutchfield's employment, as applicable, without cause, the executive will be entitled to receive a severance payment in cash equal to the executive's annual base salary. The separation payments are conditioned upon the effectiveness of the executive's release of claims in favor of the Company and compliance with the noncompetition, nonsolicitation and confidentiality covenants in the severance agreement. "The definition of "cause" in the Severance Agreements is substantially similar to the definition provided in the CIC Plan.

Mr. McCarvel Separation Agreement

On December 27, 2013, Mr. McCarvel resigned from his position as our President, Chief Executive Officer and director effective April 30, 2014. In connection with his resignation, we entered into a separation agreement with Mr. McCarvel (the "Separation Agreement"). The Separation Agreement provides that we will pay Mr. McCarvel (i) a $1.1 million separation payment on the first regularly scheduled payroll date after the effectiveness of his resignation and (ii) a $1 million separation payment on the first anniversary of the effectiveness of his resignation. Mr. McCarvel was also paid a cash bonus of $535,000 under our 2013 annual incentive program. Mr. McCarvel was entitled to continued vesting of the unvested portion of certain of his restricted stock and restricted stock unit awards through his April 30, 2014 departure date.

The separation payments are conditioned upon the effectiveness of Mr. McCarvel's release of claims in favor of the Company and his compliance with the noncompetition, nonsolicitation and confidentiality covenants contained in the Separation Agreement. The separation payments are subject to claw back and offsets upon certain violations of such covenants by Mr. McCarvel.

Mr. Rees Offer Letter

Mr. Rees' offer letter provides that if Mr. Rees is terminated by us without "cause" (as defined below) or if he resigns for "good reason" (as defined below), he will be entitled to receive a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. In addition, if Mr. Rees is terminated by us without cause or as a result of his death or disability (each a "Qualifying Termination") a pro-rated percentage of the performance-based RSUs awarded to him in 2014 will remain outstanding and eligible to vest as follows (certain terms are defined above under "Compensation Disclosure and Analysis—Long-Term Equity Awards"):

  •
  if a Qualifying Termination occurs prior to June 9, 2018 and prior to satisfaction of the 2x Performance Condition, then a pro-rated percentage of the RSU award will remain outstanding and eligible to vest in full if and when the performance condition is satisfied prior to June 9, 2018, with such pro-rated percentage equal to the number of full months to have elapsed between your June 9, 2014 and the date of such Qualifying Termination divided by 48; and

  •
  if a Qualifying Termination occurs prior to June 9, 2018 and prior to satisfaction of the 2x Performance Condition, then a pro-rated percentage of the RSU award will remain outstanding and eligible to vest on June 9, 2018 at a 20% level (subject to further proration) if the 1.5x Performance Condition is satisfied or at a 40% level (subject to further proration) if the 1.75x Performance Condition is satisfied, in each case, at any time during the three-month period ending on June 9, 2018, with such pro-rated percentage equal to the number of full months to have elapsed between June 9, 2014 and the date of such Qualifying Termination divided by 48.

Upon a Qualifying Termination or should Mr. Rees resign for good reason: (i) his outstanding time-based equity awards that would otherwise have vested in the calendar year of the Qualifying Termination (and any performance-based equity awards for which the performance metrics have already been satisfied prior to the Qualifying Termination, other than the performance-based RSU award granted on 2014) will vest based on the number of full months that have elapsed since the later of (A) the grant date of the applicable equity award and (B) the most recent vesting date of such equity award divided by 12; and (ii) a pro-rated percentage of your performance-based equity awards (other than the performance-based RSU award granted in 2014) for which the performance period remains open at the time of the Qualifying Termination will remain outstanding and eligible to vest if the applicable performance metrics are satisfied for such performance-based equity awards by the end of the applicable performance period, with such percentage equal to the number of full months that have elapsed between the grant date of such award and the Qualifying Termination divided by 24.

Under the Offer Letter "cause" and "good reason" are defined as follows:

"Cause" is defined to mean: (i) the Executive's material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any affiliate; (ii) an act or acts of dishonesty undertaken by the Executive resulting in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Executive to perform the duties of the Executive's employment, which failure is demonstrably deliberate on the part of the Executive and constitutes gross neglect of duties by the Executive; (iv) any failure by the Executive to materially conform to the Company's Code of Business Conduct and Ethics; or (v) the indictment or conviction of the Executive for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

"Good Reason" is defined to mean any of the following conditions arising during the executive's term of employment without the consent of the executive: (i) a material diminution in the executive's responsibilities, authority or duties, other than in connection with the appointment of a new chief executive officer of the Company; (ii) a reduction in the executive's base salary (unless such reduction is part of an across the board uniformly applied reduction affecting all senior executives and does not exceed the average percentage reduction for all such senior executives and such reduction does not exceed 10% in any one year); (iii) a reduction in the executive's incentive or equity compensation opportunity such that it is materially less favorable than those provided generally to other senior executive officers; or (iv) removal of the executive from the position of President of the Crocs brand.

Mr. Hart Employment Agreement

Mr. Hart's employment agreement provides certain benefits in the event of certain terminations of employment. No other named executive officer currently has an employment agreement. Mr. Hart's employment agreement was modified by the CIC Plan to provide that the terms of the CIC Plan supersede and replace the terms of the employment agreement with respect to a change in control. Mr. Hart's employment agreement provides that if Mr. Hart is terminated by us involuntarily without "cause" (as defined below) or if he resigns for "good reason" (as defined below), he will receive: (i) a lump sum payment equal to one year of his base pay as of the termination date; (ii) a lump sum payment equal to 80% of his base pay in effect as of the termination date, pro-rated to equal the proportion of the year that he was employed by us; (iii) a lump sum payment equal to 80% of his base pay as of the termination date; and (iv) immediate vesting of any unvested stock options or unvested stock awards then held by him that would have been vested had he remained employed for 24 months after the termination date. The agreement also provides that any stock options granted to Mr. Hart during his employment will remain exercisable for ten years after the date of grant, including if Mr. Hart ceases to be employed by us for any reason other than termination for cause.

Under Mr. Hart's employment agreement, "cause" and "good reason" are defined as follows:

"Cause" is defined by the agreement to mean: (i) the executive's conviction, or guilty or no contest plea, to any felony; (ii) any act of fraud by the executive related to or connected with the executive's employment by the Company; (iii) the executive's material breach of his fiduciary duty to the Company; (iv) the executive's gross negligence or gross misconduct in the performance of duties reasonably assigned to the executive which causes material harm to the Company; (v) any willful and material violation by the executive of the Company's codes of conduct or other rules or policies of the Company; (vi) any entry of any court order or other ruling that prevents the executive from performing his material duties and responsibilities hereunder; or (vii) any willful and material breach of the agreement by the executive.

"Good reason" is defined by the agreement to mean any of the following conditions arising during the executive's term of employment without the consent of the executive: (i) a material diminution in the executive's responsibilities, authority, position, or duties; (ii) a reduction in the executive's base salary (except as provided for in the agreement); (iii) a reduction in the executive's incentive or equity compensation opportunity such that it is materially less favorable than those provided generally to other senior executive officers; (iv) the Company's material failure to honor its incentive compensation plans, as then in effect; (v) assignment of duties or responsibilities materially inconsistent with those described in the agreement; (vi) removal from the position of Executive Vice President of Administration and Corporate Development of the Company or its successor; (vii) any change in the executive's reporting responsibility being solely to the Chief Executive Officer; (viii) relocation of the executive's office or the Company 50 miles or more from the place of relocation agreed between the executive and Chief Executive Officer; or (ix) any other action or inaction that constitutes a material breach by the Company of the agreement.

Below is a summary of the potential payments that each of our named executive officers would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2014.

	Involuntary Termination without Cause or Resignation for Good Reason			Involuntary Termination without Cause or Resignation for Good Reason within Two Years Following a Change in Control
Name	Severance ($)	Acceleration of Equity Awards ($)(1)	Total ($)	Severance ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(1)	Total ($)
Andrew Rees	$1,400,000	$—	$1,400,000	$2,100,000	$25,427	$3,071,216	$5,196,643
Thomas J. Smach(2)	—	—	—	—	—	—	—
John P. McCarvel(3)	—	—	—	—	—	—	—
Daniel P. Hart	1,361,090	563,636	1,924,726	1,361,090	145,500	1,328,424	2,835,014
Jeffrey J. Lasher	400,000	0	400,000	1,040,000	25,427	1,022,406	2,087,833
Scott E. Crutchfield	419,846	0	419,846	1,091,600	16,638	1,300,734	2,408,972

(1)
Amounts based on the fair market value of our common stock of $12.49 per share, which was the closing price of our common stock on December 31, 2014 as reported on the NASDAQ Global Select Market.

(2)
Mr. Smach served as our Interim Chief Executive Officer from April 30, 2014 to June 9, 2014 and received no additional compensation for his service in such role. See "Director Compensation" above for Mr. Smach's compensation for service on our Board.

(3)
See "McCarvel Separation Agreement" above for a description of the actual payments payable to Mr. McCarvel in connection with his resignation, pursuant to the Separation Agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, and the Public Company Accounting Oversight Board ("PCAOB") AU Section 380, Communications with Audit Committees, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee has also discussed with Deloitte & Touche LLP their independence.

Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE
Thomas J. Smach (Chairperson)
Ronald L. Frasch
Peter A. Jacobi

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015. Deloitte & Touche LLP has served as our independent public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval, but the Board believes it is desirable as a matter of policy. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make any statements if he or she so desires and to respond to appropriate stockholder questions.

If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

The following table sets forth the aggregate fees for professional services provided during 2014 and 2013 by Deloitte & Touche LLP and its affiliates. The Audit Committee is required to pre-approve all audit and non-audit services provided by Deloitte & Touche LLP. All of the services provided by, and fees paid to, Deloitte & Touche LLP during 2014 and 2013 were pre-approved by the Audit Committee.

	2014	2013
Audit fees(1)	$2,375,453	$1,920,306
Audit-related fees(2)	469,945	385,750
Tax fees(3)	247,166	232,968
All other fees	—	—

Total fees	$3,092,564	$2,539,024

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, both of which are included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation, such as: (i) consents and other audit services related to SEC and other regulatory filings; (ii) accounting consultation related to the audit; and (iii) statutory audit requirements in foreign countries.

(2)
Audit-related fees substantially relate to services rendered in connection with statutory audits.

(3)
Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting and tax planning.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

PROPOSAL 3—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, our stockholders have an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives stockholders the opportunity to approve or reject our executive pay program. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the

  Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this proxy statement."

As discussed in the "Compensation Discussion and Analysis," the primary objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, holding our executives accountable to stockholders, motivating our executives to achieve superior financial and business objectives and aligning the interests of our executives with those of our stockholders. We believe our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. Please see "Compensation Discussion and Analysis" section above for an explanation of our executive compensation.

This "Say-on-Pay" proposal allows our stockholders to express their view regarding the decisions of the Compensation Committee on the 2014 compensation of our named executive officers. Your advisory vote will serve as a tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the objective of creating long-term value for our stockholders.

Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required stockholder vote on the frequency of such votes. We expect the next such frequency vote will occur at the 2017 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4—APPROVAL OF THE CROCS, INC. 2015 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the Crocs, Inc. 2015 Equity Incentive Plan (the "Plan"). The Plan was adopted by the Compensation Committee in April 2015, subject to stockholder approval. The Plan will replace our Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan"), which was originally approved by stockholders in 2007 and subsequently approved by stockholders as amended and restated in 2011. If approved by stockholders, the Plan will become effective as of June 8, 2015. No further awards will be made under the 2007 Plan after the effective date of the Plan.

Background and Reasons for the Proposal

The Board and the Compensation Committee believe that to enhance long-term stockholder value we need to maintain competitive employee compensation, incentive and retention programs. An equity stake in our success is a vital component of these programs. The Board and Compensation Committee further believe that the number of shares of common stock currently available under our 2007 Plan is insufficient to meet our current and future equity needs and that the number of shares requested is reasonable in view of our historical levels of equity compensation utilization, which compare favorably to industry peers and standards.

Certain of our employees receive equity awards as a component of their compensation and we believe such equity awards provide a significant retention and performance incentive. Stockholder approval of the Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For a discussion of awards under the Plan as components of our executive compensation program, please refer to the "Compensation Discussion and Analysis" section above.

Highlights of the Plan

The Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

Fungible share pool	Shares issued as restricted stock units and other full-value awards counting as 1.79 shares against the number of shares authorized for issuance under the Plan.

No recycling of shares or "liberal share counting" practices	Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding may not become available again for issuance under the Plan.

No automatic share replenishment or "evergreen" provision	There is no evergreen feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

Double-trigger change in control vesting	Awards assumed by a successor company in connection with a change in control will not automatically vest and pay out solely as a result of the change in control.

No liberal change in control definition	Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.

No discounted stock options or SARs	All stock options and stock appreciation rights ("SARs") must be issued with an exercise or grant price at or above fair market value.

No repricing without stockholder approval	Repricing of stock options and SARs is prohibited without prior stockholder approval.

Minimum vesting	The aggregate number of shares that may be issued pursuant to awards that contain no restrictions or restrictions based solely on continuous employment or service over less than one year may not exceed 5% of the aggregate maximum number of shares authorized for issuance under the Plan, except in limited circumstances after the time of grant.

Awards subject to clawback	Awards under the Plan are subject to recoupment as provided in our clawback policy.

Ten-year term for stock options and SARs	Stock option and SARs have a maximum term of ten years.

No dividends on stock options or SARs	No dividends or dividend equivalents accrue on stock options or stock appreciation rights.

No dividends on unearned performance awards	No dividends or dividend equivalents accrue on performance-based awards before they are earned.

Annual limit on employee and non-employee director awards	The Plan establishes a maximum number of shares that may be granted to any individual employee or any individual non-employee director in any calendar year.

Background for Requested Share Authorization

The Plan authorizes the issuance of an additional 7,000,000 shares. If the Plan is approved, the number of shares of our common stock authorized for grant under the Plan will be equal to the sum of up to (i) 7,000,000 shares authorized under the Plan plus (ii) the number of shares remaining available for grant under the 2007 Plan as of the effective date of the Plan and (iii) the number of shares subject to awards granted under the 2007 Plan that were outstanding as of the effective date of the Plan and subsequently expire, terminate or are otherwise surrendered, cancelled or forfeited. As of March 31, 2015, we had the following awards outstanding under the 2007 Plan:

Total shares underlying outstanding options	1,593,228
Weighted-average exercise price of outstanding options	$13.51
Weighted-average remaining contractual life of outstanding options	3.64 years
Total shares underlying outstanding unvested restricted stock units/awards	3,323,607
Total shares of common stock outstanding	77,222,053
Total shares available for grant under the 2007 Plan	1,192,777

In setting the number of shares authorized for issuance under the Plan, the Compensation Committee and the Board considered the number of outstanding equity awards and shares available for grant under the 2007 Plan, our historical granting practices and burn rate, and the level of potential dilution that will result from adoption of the Plan.

In 2012, 2013 and 2014, the Company granted equity awards representing a total of approximately 1,237,772, 1,835,704 and 1,878,966 shares, respectively, as follows:

	2012	2013	2014

Stock options granted	208,400	177,000	119,000
Restricted stock units/awards granted	1,029,372	1,658,704	1,759,966
Weighted-average (basic) common stock outstanding	89,571,105	87,988,798	85,140,181
Annual equity plan utilization rate ("burn rate")	2.53%	3.97%	4.28%

Our three-year average annual burn rate for the period from January 1, 2012 through December 31, 2014 was 3.59%. We calculated our burn rate by (i) applying a factor of 2.0 to restricted stock unit and restricted stock awards and a factor of one to stock options during the calendar year and (ii) dividing the resulting number by the weighted average number of shares of our common stock outstanding for each respective year. As of March 31, 2015, the number of shares subject to outstanding equity awards plus the number of the shares available for grant under the 2007 Plan and the new shares to be authorized under the Plan (an aggregate of 13,109,612 shares), represent 16.98% of our outstanding common stock. We believe our three-year average annual burn rate and level of potential dilution assuming the Plan is approved by stockholders compare favorably to our industry peers and standards.

Based on a review of our historical practice, the recent trading price of our common stock, and advice from our independent compensation consultant, Towers Watson, the Compensation Committee and the Board currently believe the amounts authorized for issuance under the Plan will be sufficient to cover awards for approximately three years. Our future burn rate will depend on a number of factors, including the number of participants in the Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

The closing sale price of a share of our common stock on the NASDAQ Global Select Market on April 21, 2015 was $12.63 per share.

Summary of the Plan

The complete text of the Plan is attached to this proxy statement as Appendix A. The following description of the Plan is a summary of certain provisions of the Plan, and is qualified in its entirety by reference to the full text of the Plan.

Purpose of the Plan

The purpose of the Plan is to promote our interests by aligning the interests of Participants in the Plan with those of our stockholders, to provide Participants with incentive to put forth maximum efforts for our continued growth and success, and to assist us in attracting, motivating and retaining the best available individuals.

Administration

The Plan is administered by the Compensation Committee, which is composed of at least two independent directors who are also "non-employee" directors for purposes of Section 16 of the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The Compensation Committee has the authority to establish, amend and waive rules relating to the Plan and to determine the identity of participants, the timing and amount of any awards and other terms and conditions of awards. The Compensation Committee may delegate to one or more of our officers the authority to grant awards under the Plan within specifically prescribed limits, including the limitation that no such officer will have the authority to grant awards to employees who are executive officers or directors or to grant awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Eligibility

All of our employees and those of our affiliates are eligible to receive awards under the Plan. Awards other than incentive stock options (see "Types of Awards" below) also may be awarded to individuals who are not employees but who provide services to us or our affiliates in the capacity of a non-employee director or an independent contractor. As of March 31, 2015, approximately 2,600 individuals were eligible to receive awards under the Plan.

Shares Available for Issuance under the Plan; Maximum Awards

The total number of shares of our common stock authorized for issuance under the Plan is 7,000,000, plus up to (i) 1,192,777 shares of our common stock not issued or subject to outstanding awards under the 2007 Plan as of the effective date of the Plan and (ii) 4,916,835 shares of our common stock subject to outstanding awards under the 2007 Plan as of the effective date of the Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in vested or nonforfeitable shares). The number of shares authorized for issuance under the Plan is subject to adjustment for future stock splits, stock dividends and similar changes in the our capitalization.

Subject to adjustment as provided in the Plan, (i) the maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 7,000,000 shares and (ii) with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares that may be granted to any individual in any calendar year may not exceed an aggregate of 1,000,000 shares for stock options and/or stock appreciation rights and an additional aggregate of 1,000,000 shares for restricted stock, restricted stock unit or performance unit awards.

Also subject to adjustment as provided in the Plan, the aggregate number of shares subject to all awards granted to any non-employee director in any calendar year may not exceed 200,000 shares.

Share Counting; Fungible Pool

Any shares of our common stock subject to an award under the Plan that is forfeited or expires or terminates unexercised or unearned, or that is settled in cash or other property, may again be used for an award under the Plan, except that the gross number of shares with respect to which a stock appreciation right has been exercised may not again be awarded under the Plan if such exercise is settled in shares. In addition, shares tendered or withheld in payment of an option exercise price, shares repurchased by the Company with option proceeds or shares tendered or withheld to satisfy tax withholding on the exercise or vesting of any award may not again be awarded under the Plan.

The number of shares available for issuance under the Plan will be reduced on a one-for-one basis for any shares delivered upon the exercise or settlement of options or stock appreciation rights and by 1.79 shares for every one share delivered in settlement for any awards other than options or stock appreciation rights (restricted stock, restricted stock units and performance units).

Types of Awards

The types of awards that may be granted under the Plan include incentive and non-qualified stock options, SARs, restricted stock, restricted stock units, performance units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, stock options and SARs will be exercisable by the recipients at such times as are determined by the Compensation Committee, but in no event may the term of a stock option or SAR be longer than ten years after the date of grant.

In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the Plan are as follows:

Incentive and Non-Qualified Stock Options.    Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Compensation Committee may determine but not less than 100% of the fair market value of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant, except that if no sale of our stock occurs on that date, we will use the closing price on the next preceding date on which a sale of our stock occurred. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Plan and any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

The purchase price payable upon exercise of options may be paid in cash, or, if the Compensation Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

No Grants of Reload Options.    The Plan prohibits the issuance of "reload" options, which involve the automatic grant of a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to us of shares held by the participant.

Stock Appreciation Rights.    The value of an SAR granted to a recipient is determined by the appreciation in our common stock, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a base price specified by the Compensation Committee at the time the right is granted. The base price specified by the Compensation Committee must be at least 100% of the fair market value (determined as described above) of the specified number of shares of our common stock to which the right relates determined as of the date the SAR is granted. A SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. Payments with respect to SARs may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares.

No Repricing Without Stockholder Approval.    The Plan provides that, unless shareholder approval is obtained, no stock option or SAR may be (a) amended to reduce the exercise or grant price or

(b) canceled in exchange for cash, another award or any other consideration at a time when the exercise or grant price of the option or SAR exceeds the fair market value of our common stock.

Performance Units.    Performance units entitle the recipient to payment in amounts determined by the Compensation Committee based upon the achievement of specified performance measures during a specified term. Payments with respect to performance units may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.    Our common stock granted to recipients may contain such restrictions as the Compensation Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Compensation Committee, provide the participant with dividends and voting rights prior to vesting. Restricted stock unit awards entitle the recipient to receive a number of shares of our common stock equal to the number of units awarded (or the fair market value of such shares in cash) following the lapse of any forfeiture conditions and the satisfaction of any performance measures that may be imposed by the Compensation Committee. The Compensation Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

Performance-Based Compensation under Section 162(m) of the Code.    The Compensation Committee may intend that certain awards qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. With respect to any award intended to be performance-based compensation, the Compensation Committee must establish and administer the performance measures in a manner that satisfies the requirements of Section 162(m) of the Code.

The performance measures for any award of performance-based compensation must be set by the Compensation Committee at the start of each performance period and must be based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding performance periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance.

The Compensation Committee may provide, in any award of performance-based compensation that any evaluation of performance may include or exclude, any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary, unusual and /or non-recurring items of gain or loss, that in all of the foregoing we identify in our audited financial statements, including notes to the financial statements, or the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in our periodic reports; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

Acceleration of Awards, Lapse of Restrictions.    Consistent with the terms of the Plan, the Compensation Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's award agreement, or otherwise in the Compensation

Committee's discretion, which may include, without limitation, acceleration resulting from the participant's death, disability, or retirement, except that if any performance-based awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, any acceleration, adjustments and payments must be structured to satisfy the requirements to qualify as performance-based compensation under Section 162(m) of the Code.

Effective Date, Duration, Modifications, Terminations.    The Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Compensation Committee, unless any such amendment is determined by the Compensation Committee to be materially adverse to the participant and not required as a matter of law.

The Plan will become effective on the date it is approved by the requisite vote of our stockholders at the Annual Meeting or any adjournment thereof. The Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon stockholder approval of the Plan, or such earlier date on which the Plan is terminated. The Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to stockholder approval if needed to comply with the Nasdaq listing standards.

Adjustments.    In the event of any "equity restructuring" within the meaning of FASB ASC Topic 718, such as a stock dividend or a stock split, the Plan requires the Compensation Committee to adjust the number and type of shares available for awards or subject to outstanding awards, and the exercise or strike price of such awards. In the event of any other change in corporate capitalization, which may include a merger or consolidation, the Compensation Committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of participants' rights. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a "change in control."

Effect of Change in Control.    Under the Plan, unless the Compensation Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event of a change in control:

  •
  If the change in control is a transaction in which awards, other than awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the successor company, then, to the extent that the successor company converts, assumes, substitutes for or replaces such awards, the vesting restrictions and forfeiture provisions applicable to such awards will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such awards. To the extent such outstanding awards are not converted, assumed, substituted for or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change in control. Such awards will then terminate at the effective time of the change in control.

  •
  If the change in control is not a transaction in which awards, other than awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the successor company, all outstanding awards, other than awards that vest based on the achievement of performance goals, will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change in control. Such awards will then terminate at the effective time of the change in control.

  •
  Awards that vest based on the achievement performance goals will be treated as provided in the instrument evidencing the award or in a written employment, services or other agreement or arrangement between the participant and the Company.

  •
  The Compensation Committee may in its discretion instead provide that a participant's outstanding awards will terminate in exchange for a cash payment.

Minimum Vesting.    Subject to adjustment as provided in the Plan, the aggregate number of shares that may be issued pursuant to Awards that contain no restrictions or restrictions based solely on continuous employment or service over less than one year may not exceed 5% of the aggregate maximum number of shares authorized for issuance under the Plan, except in limited circumstances after the time of grant.

Recoupment of Awards.    Awards made under the Plan are subject to the Company's Executive Compensation Recovery Policy, any recoupment (clawback) requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, similar rules and laws in other jurisdictions and any other recoupment (clawback) policies we may have in place from time to time.

U. S. Federal Income Tax Considerations

The following is a general summary of the U.S. federal income tax consequences of awards under the Plan to us and to participants in the Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares acquired upon exercise, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a "disqualifying disposition," and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a specified grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the specified grant price of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the total base value.

Restricted Stock Awards.    A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Restricted Stock Units.    A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a restricted stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Units.    A participant generally will not recognize income at the time a performance unit is granted. When any part of a performance unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Other Awards.    The U.S. federal income tax consequences of other awards under the Plan will depend upon the specific terms of each award.

Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code.    We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Section 162(m) of the Code.    Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in excess of $1.0 million per person in any year. Compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1.0 million limit. If the Plan is approved by our stockholders, the Compensation Committee will have the flexibility to grant awards under the Plan that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code.

Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers and consultants under the Plan are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the "Grants of Plan-Based Awards" table above. Grants made to our non-employee directors in the last fiscal year are described under "Director Compensation" above.

The approval of the Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CROCS, INC. 2015 EQUITY INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, regarding securities of the Company to be issued and remaining available for issuance under the Company's equity compensation plans, all of which have been approved by stockholders.

Plan Category	Number of Securities to be Issued on Exercise of Outstanding Options and Rights	Weighted-average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Future Issuance Under Plans, Excluding Securities Available in First Column
Equity compensation plans approved by stockholders(1)	3,701,089	$13.52	3,721,112
Equity compensation plans not approved by stockholders	—	—	—

Total	3,701,089	$13.52	3,721,112

(1)
On July 9, 2007, at the annual stockholders' meeting, our stockholders approved the 2007 Equity Incentive Plan (the "2007 Plan"), which previously had been approved by our Board and which became effective as of July 19, 2007. On June 28, 2011, our stockholders approved an amendment to the 2007 Plan to increase the number of shares of our common stock available for issuance from 9.0 million shares to 15.3 million shares, subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. On April 27, 2005, our Board adopted the 2005 Equity Incentive Plan (the "2005 Plan"). On January 10, 2006, our Board amended the 2005 Plan to increase the number of shares of our common stock available for issuance under the 2005 Plan from 11.7 million shares to 14.0 million shares. Following the adoption of the 2007 Plan, no additional grants were made under the 2005 Plan.

(2)
The weighted-average exercise price of outstanding options pertains only to 1.7 million shares issuable on the exercise of outstanding options and rights.

OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2016 ANNUAL MEETING

Any proposal of a stockholder intended to be included in our proxy statement for the 2016 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 26, 2015 unless the date of our 2016 annual meeting is more than 30 days before or after June 8, 2016, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 7477 East Dry Creek Parkway, Niwot, Colorado 80503.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2016 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not later than March 10, 2016 and not earlier than February 9, 2016. However, in the event that the 2016 annual meeting is called for a date that is not within 30 days before or 60 days after June 8, 2016, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the 2016 annual meeting is made.

APPENDIX A

CROCS, INC.
2015 EQUITY INCENTIVE PLAN

              1.           Purpose.    The purpose of the Crocs, Inc. 2015 Equity Incentive Plan (the "Plan") is to promote the interests of the Company and its stockholders by aligning the interests of employees and others who are selected to be Participants with those of the Company's stockholders, providing Participants with a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates, and assisting the Company in attracting, motivating and retaining the best available individuals for service to the Company.

              2.           Definitions.    The capitalized terms used in the Plan have the meanings set forth below.

                             (a)          "Acquired Entity" means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or combines.

                             (b)          "Affiliate" means any entity that is directly or indirectly controlled by, in control of or under common control with the Company. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term "Affiliate" shall mean any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code, or any successor provisions.

                             (c)           "Agreement" means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.

                             (d)          "Award" means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

                             (e)          "Board" means the Board of Directors of the Company.

                             (f)           "Cause," unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means (i) the Participant's conviction of, or guilty or no contest plea to, any felony; (ii) any act of fraud by the Participant related to or connected with the Participant's employment by the Company; (iii) the Participant's material breach of his or her fiduciary duty to the Company; (iv) the Participant's gross negligence or gross misconduct in the performance of duties reasonably assigned to the Participant which causes material harm to the Company; (v) any willful violation by the Participant of the Company's codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the Participant from performing his or her material duties and responsibilities hereunder.

                             (g)          "Change in Control," unless the Committee determines otherwise with respect to an Award at the time the Award is granted or otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means the first day that any one or more of the following conditions have been satisfied:

                                 (i)           An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (4) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(g)(iii); or

                                 (ii)          During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                                 (iii)        The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which

        (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

        (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                 (iv)        Approval by stockholders of a complete liquidation or dissolution of the Company.

              Notwithstanding anything herein stated, no Change in Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A.

                             (h)          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

                             (i)           "Committee" means one or more committees or subcommittees of the Board consisting of at least two directors. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Stock may then be listed. For purposes of Awards intended to constitute Performance-Based Compensation, to the extent required by Section 162(m) of the Code, Committee means all of the members of the Committee who are "outside directors" within the meaning of Section 162(m) of the Code. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Committee shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

                             (j)           "Company" means Crocs, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

                             (k)          "Disability" means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

                             (l)           "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

                             (m)         "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

                             (n)          "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company's Shares occurred on that date, on the next preceding day on which a sale of Shares occurred. If the Shares are not then listed and traded upon the Nasdaq Global Select Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

                             (o)          "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

                             (p)          "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

                             (q)          "Non-Employee Director" means a member of the Board who is not an Employee.

                             (r)           "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

                             (s)           "Option" means a right to purchase a number of Shares at a specified price.

                             (t)           "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

                             (u)          "Performance-Based Compensation" means an Award to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a "covered employee" (as defined in Section 162(m)(3) of the Code) that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

                             (v)           "Performance Period" means the period of time as specified in an Agreement over which any Award subject to Performance Measures is to be earned.

                             (w)          "Performance Measures" means any measures of performance established by the Committee in connection with the grant of an Award. In the case of any such grant intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including return on assets, return on equity, return on investment, return on invested capital, and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

                             (x)           "Performance Unit" means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance Measures in accordance with an Award granted under Section 11.

                             (y)           "Plan" means this Crocs, Inc. 2015 Equity Incentive Plan, as amended and in effect from time to time.

                             (z)           "Restricted Stock" means Shares issued in accordance with an Award granted under Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.

                             (aa)       "Restricted Stock Unit" means a derivative security provided in accordance with an Award granted under Section 8 which represents the right to receive, in cash and/or Stock as determined by the Committee, the Fair Market Value of one Share, and the retention, vesting and/or settlement of which is subject to conditions or restrictions.

                             (bb)       "Retirement" means termination of an Employee's employment, other than for Cause, at or after age 65.

                             (cc)         "Section 409A" means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

                             (dd)       "Share" means a share of Stock.

                             (ee)       "Stock" means the common stock, par value $0.001 per share, of the Company.

                             (ff)          "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares in accordance with an Award granted under Section 10.

                             (gg)       "Subsidiary" means a "subsidiary corporation" as that term is defined in Section 424(f) of the Code or any successor provision.

                             (hh)       "Substitute Award" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

                             (ii)          "Successor" means the legal representative of an incompetent Participant, or if the Participant is deceased means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

                             (jj)          "Successor Company" means the surviving company, the successor company or Parent Company, as applicable, in connection with a Business Combination. "Parent Company" means a company or other entity which as a result of a Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries.

                             (kk)       "Transferee" means any "family member" (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

              3.           Administration and Indemnification.

                             (a)          Administration.

                                 (i)           The Committee shall administer the Plan. The Committee shall have exclusive power to (1) make Awards; (2) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan; (3) prescribe and amend the terms of Agreements evidencing Awards; and (4) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

                                 (ii)          Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Participants, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards intended to constitute Performance-Based Compensation. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Participants, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act or to grant Awards intended to constitute Performance-Based Compensation.

                                 (iii)        To the extent within its discretion and subject to Sections 16 and 17, the Committee may amend the terms and conditions of any outstanding Award.

                                 (iv)        The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

                                 (v)           In order to facilitate compliance with the applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have Employees or non-employee consultants and advisors, and notwithstanding any other provision of this Plan, the Committee shall have the power and authority to (1) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan or to receive any type of Award hereunder; (2) determine which non-U.S.-based Affiliates or operations may participate in the Plan; (3) modify the terms and conditions of any Awards made to such individuals or with respect to such non-U.S.-based Affiliates or operations; and (4) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.

                             (b)          Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

              4.           Shares Subject to the Plan; Award Limits.

                             (a)          Authorized Number of Shares.    Subject to adjustment from time to time as provided in Section 17, the number of Shares reserved and authorized for issuance under the Plan shall be 7,000,000 Shares, plus:

                                 (i)           up to 1,192,777 Shares available for issuance and not issued or subject to outstanding awards under the Company's 2007 Equity Incentive Plan (As Amended and Restated Effective June 28, 2011) (the "Prior Plan") as of the Effective Date, which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the Effective Date and shall instead be set aside and reserved for issuance pursuant to the Plan and

                                 (ii)         up to 4,916,835 Shares subject to outstanding awards under the Prior Plan as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable Shares), which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the Plan.

                             (b)          Share Usage.

                                 (i)           Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.

                                 (ii)          Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.

                                 (iii)        If a Stock Appreciation Right has been exercised and settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and may not again be the subject of Awards under the Plan.

                                 (iv)        Shares tendered or withheld in payment of an Option exercise price or to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan.

                                 (v)           Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.

                             (c)           Fungible Share Provision.    The aggregate number of Shares available for issuance under the Plan will be reduced (i) by 1.79 Shares for each Share delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, Performance Units, Stock or any other stock-based Award other than Options or Stock Appreciate Rights and (ii) by one Share for each Share delivered upon the exercise and settlement of Options or Stock Appreciation Rights.

                             (d)          Source of Shares.    The Shares issued under the Plan may come from authorized and unissued shares or treasury shares.

                             (e)          Fractional Shares.    No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

                             (f)           Award Limits.

                                 (i)           Incentive Stock Options.    The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 7,000,000, which limit will be subject to adjustment under Section 17 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Section 422 of the Code.

                                 (ii)          Individual Award Limits for Section 162(m) of the Code.    The maximum number of Shares subject to each type of Award intended to constitute Performance-Based Compensation granted to any Participant in any calendar year shall not exceed the following: (1) Options and/or Stock Appreciation Rights: an aggregate of 1,000,000 Shares; and (2) Restricted Stock, Restricted Stock Unit or Performance Unit Awards: an aggregate of 1,000,000 Shares. The foregoing limits shall be subject to adjustment under Section 17, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as Performance-Based Compensation.

                                 (iii)         Limits on Awards to Non-Employee Directors.    Subject to adjustment from time to time as provided in Section 17, the aggregate number of Shares subject to all Awards granted to any Non-Employee Director in any calendar year shall not exceed an aggregate of 200,000 Shares. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

              5.           Eligibility.    Participation in the Plan shall be limited to (a) Employees, (b) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director, and (c) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall not be effective until such individual becomes an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") shall include the providing of services in any capacity, including as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.

              6.           General Terms of Awards.

                             (a)          Amount of Award.    Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.

                             (b)          Vesting and Term.    Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine, except that, subject to adjustment as provided in Section 17, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services over less than one year shall not exceed 5% of the aggregate maximum number of shares specified in Section 4(a). This limitation will not, however, apply in the following situations: (i) upon a Change in Control; (ii) termination of employment due to death or Disability; and (iii) a Substitute Award granted pursuant to Section 20.

                             (c)           Transferability.    Except as provided in this Section, (i) during the lifetime of a Participant, only that Participant (or that Participant's Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award, and (ii) no Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any Transferee.

                             (d)          Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

                                 (i)           Options and Stock Appreciation Rights.

                                     (1)          Death or Disability.    If a Participant's employment terminates because of death or Disability before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment.

                                     (2)          Retirement.    If the employment of a Participant who is an Employee terminates because of Retirement before an Award of an Option or Stock Appreciation Right has expired, the portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for one year after the date of such termination of employment (but not after the scheduled expiration date of such Award). The unexercisable portion of such Award shall terminate at the date of termination of employment.

                                     (3)          Cause.    If a Participant's employment is terminated for Cause, all Awards to the Participant will terminate immediately upon such termination.

                                     (4)          Termination for Other Reasons.    If a Participant's employment terminates for any reason other than death, Disability, Retirement or Cause, then the unexercisable portion of any Award of an Option or Stock Appreciation Right held by such Participant shall terminate at the date of termination of employment, and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant's employment (but not after the scheduled expiration date of such Award) if the Participant is not a Non-Employee Director, and shall remain exercisable until the scheduled expiration of the Award if the Participant is a Non-Employee Director.

                             (e)          Rights as Stockholder.    Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

                             (f)           Performance-Based Awards.    Any Award may be granted as a performance-based Award denominated in Shares if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in a manner that satisfies the requirements under Section 162(m) of the Code. The Committee may provide in any Award intended to be Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary, unusual and/or non-recurring items, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management's Discussion and Analysis section of the Company's periodic reports, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales, and (ix) impairments. To the extent such inclusions or exclusions affect Awards intended to be Performance-Based Compensation, they shall be established and administered in a manner that satisfies the requirements under Section 162(m) of the Code.

              7.           Restricted Stock Awards.

                             (a)         An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

                             (b)          Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legend with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. Any book-entry shall be accompanied by a similar legend.

                             (c)           Upon the vesting of Restricted Stock and the corresponding lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

                             (d)          Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

               8.            Restricted Stock Unit Awards.    An Award of Restricted Stock Units under the Plan shall be subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of Restricted Stock Units and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine. Following the vesting of a Restricted Stock Unit Award, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.

               9.            Stock Options.

                             (a)           Terms of All Options.

                                 (i)           An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the Grant Date (except as provided in Section 20).

                                 (ii)          The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement.

                                 (iii)        Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code, as specified in Section 9(b). In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

                                 (iv)          Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

                             (b)          Incentive Stock Options.    In addition to the other terms and conditions applicable to all Options:

                                 (i)           The aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive

    Stock Option. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

                                 (ii)         An Incentive Stock Option shall not be exercisable more than 10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

                                 (iii)        An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant's employment with the Company and its Affiliates if such termination is due to the Participant's death or Disability, or more than three months after termination of the Participant's employment if such termination is due to any other reason.

                                 (iv)          The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

                                 (v)           No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from its Grant Date.

               10.          Stock Appreciation Rights.    An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (b) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Stock Appreciation Right, the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

               11.          Performance Units.

                             (a)           Initial Award.

                                 (i)           An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may provide that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

                                 (ii)          Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (1) Performance Measures have been attained, (2) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (3) payment is due with respect to an Award of Performance Units.

                             (b)          Acceleration and Adjustment.    The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death, Disability or Retirement or, with respect to payments in Shares, a reclassification, stock dividend, stock split or stock combination as provided in Section 17; provided that, if the Performance Units are intended to be Performance-Based Compensation, any such acceleration, adjustments, and payments shall be structured to satisfy the requirements of Performance-Based Compensation. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

               12.          Other Awards.    The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

               13.          Effective Date and Duration of the Plan.

                             (a)           Effective Date.    The Plan shall become effective on the date it is approved by the requisite vote of the Company's stockholders at the 2015 Annual Meeting of Stockholders or any adjournment thereof (the "Effective Date").

                             (b)          Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16, or the tenth anniversary of the Effective Date, whichever occurs first (the "Termination Date"). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

               14.          Plan Participation and Employment Status.

                             (a)           Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

                             (b)          Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

               15.          Tax Withholding.    The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the minimum required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

               16.          Amendment and Termination of the Plan and Agreements.

                             (a)           Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or amend the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the Nasdaq Global Select Market or other applicable laws or regulations require stockholder approval of such amendment.

                             (b)         No termination, suspension, or amendment of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17 does not adversely affect these rights.

                             (c)           In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 17, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

               17.          Adjustment for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of Accounting Standard Codification 718, Compensation—Stock Compensation, issued by the Financial Accounting Standards Board, referred to as "FASB ASC Topic 718") that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares or other securities reserved and authorized for issuance pursuant to the Plan under Section 4(a), the maximum Share numbers set forth in Section 4(f)(1), Section 4(f)(2) and Section 4(f)(3) and to outstanding Awards (including but not limited to the number and kind of shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision. Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 17 to Awards that are considered "deferred compensation" within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 17 to Awards that are not considered "deferred compensation" subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

               18.          Change in Control.    Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement or arrangement between the Participant and the Company, in the event of a Change in Control:

                             (a)           If the Change of Control is a Business Combination in which Awards, other than Awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the Successor Company, then, if and to the extent that the Successor Company converts, assumes, substitutes or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award. If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control.

If the Change of Control is not a Business Combination in which Awards, other than Awards that vest based on the achievement of performance goals, could be converted, assumed, substituted for or replaced by the Successor Company, all outstanding Awards, other than Awards that vest based on the achievement of performance goals, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control.

For the purposes of this Section 18(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Business Combination the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

                             (b)         All Awards that vest based on the achievement performance goals will be treated as provided in the instrument evidencing the Award or in a written employment, services or other agreement or arrangement between the Participant and the Company.

                             (c)           Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination, that a Participant's outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

                             (d)         For the avoidance of doubt, nothing in this Section 18 requires all outstanding Awards to be treated similarly.

              19.         Dividends and Dividend Equivalents.    An Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee; provided, however, that with respect to Awards that are subject to achievement of Performance Measures, any such credited dividends or dividend equivalents may only be paid with respect to the portion of such Awards that is actually earned. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents, and must comply with or qualify for an exemption under Section 409A.

              20.         Corporate Mergers, Acquisitions, Etc.    Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity's stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for issuance under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or an Affiliate immediately prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

              21.         Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

              22.         Limits of Liability.

                             (a)         Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

                             (b)          Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a)(2) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

              23.         Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

              24.         Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts. The terms of any deferrals under this Section 24 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

              25.         Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

              26.         Beneficiary Upon Participant's Death.    To the extent that the transfer of a Participant's Award at death is permitted by this Plan or under an Agreement, (a) a Participant's Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (b) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

              27.         Recoupment.    For Participants subject to the Company's Recovery of Executive Compensation Policy (the "Policy"), all amounts earned under the Plan are subject to the Policy, as in effect from time to time, a current copy of which may be requested from the Company at any time, and the terms and conditions of which are hereby incorporated by reference into the Plan. In addition, Awards shall be subject to the requirements of (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (b) similar rules under the laws of any other jurisdiction, (c) any compensation recovery or clawback policies adopted by the Company to implement any such requirements or (d) any other compensation recovery or clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

              28.         Requirements of Law.

                             (a)         To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

                             (b)         If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                             (c)           The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant's employment or service are intended to mean the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a "specified employee," within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant's "separation from service," within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant's death, the Participant's estate) in a lump sum on the first business day after the earlier of (a) the date that is six months following the Participant's separation from service or (b) the Participant's death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000246187_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Ronald L. Frasch 02 Gregg S. Ribatt CROCS, INC. ATTN: CORPORATE SECRETARY 7477 EAST DRY CREEK PARKWAY NIWOT, CO 80503 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015. 3 An advisory vote to approve the compensation of our named executive officers. 4 Approval of the 2015 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000246187_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . CROCS, INC. Annual Meeting of Stockholders June 8, 2015 12:30 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Gregg S. Ribatt and Daniel P. Hart and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Crocs, Inc. (the "Company"), to be held at the St. Julien Hotel, 900 Walnut Street, Boulder, Colorado, on June 8, 2015 at 12:30 p.m. Mountain Time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL VOTED FOR ALL NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side